                                                     EXHIBIT 99B(13)


                               NO. 352-129228-90

INDEPENDENT RESEARCH AGENCY              )      IN THE DISTRICT COURT OF
FOR LIFE INSURANCE, INC.,                )
                                         )
     Plaintiff,                          )
                                         )
v.                                       )      TARRANT COUNTY, TEXAS
                                         )
WILLIAM C. HUGENBERG, JR.,               )
                                         )
     Defendant.                          )      352ND JUDICIAL DISTRICT


* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

           BRIEF IN SUPPORT OF AMENDED MOTION FOR SUMMARY JUDGMENT

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *






                                              Robert F. Watson
                                              State Bar No. 20661200

                                              Dabney D. Bassel
                                              State Bar No. 01890300

                                           LAW, SNAKARD & GAMBILL

                                           3200 Team Bank Building
                                           500 Throckmorton Street
                                           Fort Worth, Texas 76102
                                           (817)335-7373
                                           FAX (817) 332-7473
           [STAMP]
                                           ATTORNEYS FOR PLAINTIFF
                                           INDEPENDENT RESEARCH AGENCY FOR
                                           LIFE INSURANCE, INC.

                                           May 3, 1991


                           TABLE OF CONTENTS
                           -----------------

        LIST OF AUTHORITIES  . . . . . . . . . . . . . . . . .     i,ii
                                                                   iii,iv

I.      STATEMENT OF THE CASE AND STATEMENT OF FACTS . . . . .     1

II.     ARGUMENT AND AUTHORITIES . . . . . . . . . . . . . . .     25

        A.   STANDARDS FOR GRANTING SUMMARY JUDGMENT . . . . .     25

        B.   HUGENBERG HAS EITHER RATIFIED THE STOCK
             AGREEMENT, WAIVED ANY COMPLAINT WITH RESPECT
             TO ITS ENFORCEMENT, OR IS ESTOPPED TO DENY ITS
             ENFORCEABILITY  . . . . . . . . . . . . . . . . .     26

        C.   THE STOCK AGREEMENT . . . . . . . . . . . . . . .     33

             1.   ENFORCEABILITY OF PROVISIONS RELATING TO
                  REPURCHASE OF CORPORATE STOCK  . . . . . . .     33

             2.   PUBLIC POLICY SUPPORTS OPTION PROVISION
                  CONTAINED IN STOCK AGREEMENT . . . . . . . .     36

             3.   PRICING PROVISION OF STOCK AGREEMENT
                  IS ENFORCEABLE . . . . . . . . . . . . . . .     38

             4.   ALLEGED INADEQUACY OF PRICE DOES NOT
                  PREVENT ENFORCEMENT OF STOCK AGREEMENT . . .     42

             5.   HUGENBERG HAS NO DEFENSE FOR BREACH
                  OF FIDUCIARY DUTY OR LACK OF GOOD FAITH
                  BECAUSE OF THE PRICE SET BY IRA FOR
                  EXERCISE OF THE REPURCHASE OPTION  . . . . .     49

             6.   IRA HAS SET A REASONABLE PRICE FOR
                  THE EXERCISE OF ITS REPURCHASE OPTION  . . .     54

        D.   HUGENBERG'S COUNTERCLAIM  . . . . . . . . . . . .     58

             1.   HUGENBERG HAS NO STANDING TO BRING
                  DERIVATIVE CLAIMS  . . . . . . . . . . . . .     58

             2.   ADMISSIONS OF HUGENBERG RELATING
                  TO HIS COUNTERCLAIM  . . . . . . . . . . . .     61

             3.   HUGENBERG HAS NO CAUSE OF ACTION FOR
                  ARBITRARY AND CAPRICIOUS VALUATION
                  OF HIS STOCK . . . . . . . . . . . . . . . .     65



             4.   HUGENBERG HAS NO-CAUSE OF ACTION FOR
                  CANCELLATION OF HIS STOCK ON THE
                  RECORDS OF IRA . . . . . . . . . . . . . . .     65

             5.   HUGENBERG HAS NO CAUSE OF ACTION FOR A
                  REPRESENTATION THAT IRA WOULD DEAL FAIRLY
                  WITH HUGENBERG OR SET A REASONABLE PRICE
                  FOR REPURCHASE OF HIS SHARES . . . . . . . .     66

             6.   HUGENBERG HAS NO CAUSE OF ACTION
                  RESULTING FROM IRA'S ACCOUNTING METHODS  . .     67

             7.   HUGENBERG HAS NO CAUSE OF ACTION THAT
                  IRA OMITTED TO DISCLOSE THAT A MARKET
                  WOULD NOT DEVELOP FOR IRA CLASS B STOCK  . .     68

             8.   HUGENBERG HAS NO CAUSE OF ACTION THAT THE
                  CONTROL GROUP MANIPULATED IRA FOR ITS
                  BENEFIT OR CONSPIRED TO SUPPRESS OTHER
                  CLASS B SHAREHOLDERS . . . . . . . . . . . .     70

             9.   HUGENBERG HAS NO CAUSE OF ACTION
                  FOR BREACH OF THE STOCK AGREEMENT  . . . . .     73

III.    CONCLUSION . . . . . . . . . . . . . . . . . . . . . .     73

        CERTIFICATE OF SERVICE . . . . . . . . . . . . . . . .     76

                             LIST OF AUTHORITIES


CASES                                                            PAGE
-----                                                            ----

ADOLF COORS CO. V. RODRIGUEZ, 780 S.W.2d 477
    (Tex. App.--Corpus Christi 1989, writ denied) . . . . . .    71

ALLEN V. BILTMORE TISSUE CORP.,
    2 N.Y.2d 534, 141 N.E.2d 812 (1957) . . . . . . . . . . .    43,45

B & R DEV., INC. V. ROGERS,
    561 S.W.2d 639 (Tex. Civ. App.--Texarkana
    1978, writ ref'd n.r.e.)  . . . . . . . . . . . . . . . .    29

BARON V. MULLINOX, WELLS, MAUZY & BAAB, INC.,
    623 S.W.2d 457 (Tex. App.--Texarkana 1981,no writ)  . . .    32

BOCANEGRA V. AETNA LIFE INS. CO.,
    605 S.W.2d 648 (Tex. 1980)  . . . . . . . . . . . . . . .    29

BOHN V. TRAVELERS INDEM. CO.,
    604 S.W.2d 327 (Tex. Civ. App.--Texarkana
    1980, no writ)  . . . . . . . . . . . . . . . . . . . . .    72

BYNUM V. SIGNAL LIFE INSURANCE, (Tex. Civ. App.--
    Dallas, writ ref'd n.r.e.)  . . . . . . . . . . . . . . .    68

CENTRAL POWER & LIGHT CO. V. DEL MAR
CONSERVATION DISTRICT, 594 S.W.2d 782
    (Tex. Civ.,App.--San Antonio 1980,
    writ ref'd n.r.e.)  . . . . . . . . . . . . . . . . . . .    32

COLEMAN V. KETTERING, 289 S.W.2d 953
    (Tex. Civ. App.--Galveston 1956, no writ) . . . . . . . .    35,36,37,44

CONCORD AUTO AUCTION, INC. V. RUSTIN,
    627 F.Supp. 1526 (D.Mass. 1986) . . . . . . . . . . . . .    46,53

DANIEL V. GOESL, 341 S.W.2d 892 (Tex. 1960) . . . . . . . . .    30

EVANGELISTA V. HOLLAND, 537 N.E.2d 589
    (Mass. App. Ct. 1989) . . . . . . . . . . . . . . . . . .    46,52

FIRST NATIONAL BANK OF MONTCLAIR V. CALDWELL,
    140 N.Y.S.2d 142 (1955), AFFIRMED 286 App. Div.
    1079, 145 N.Y.S.2d 674 (1956), AFFIRMED 1 N.Y.2d
    726, 151 N.Y.S.2d 935, 134 N.E.2d 683 (1956)  . . . . . .    41,42

FOLTZ V. U.S. NEWS & WORLD REPORT, INC.,
    865 F.2d 364 (D.C. Cir. 1989) . . . . . . . . . . . . . .    48

                                  -i-


CASES                                                            PAGE
-----                                                            ----

FROST NATL. BANK V. MATTHEWS,
    713 S.W.2d 365 (Tex. App.--Texarkana 1986,
    writ ref'd n.r.e.) . . . . . . . . . . . . . . . . . . . .   71

GEARHART INDUSTRIES, INC. V. SMITH
INTERNATIONAL, INC.,
    741 F.2d 707 (5th Cir. 1984) . . . . . . . . . . . . . . .   60

GINTER V. PALMER & CO., 39 Colo. App. 221,
    566 P.2d 1358 (1977) . . . . . . . . . . . . . . . . . . .   46

GOLDEN TRIANGLE ENERGY V. WICKES LUMBER,
    725 S.W.2d 439 (Tex. App.--Beaumont 1987,
    no writ) . . . . . . . . . . . . . . . . . . . . . . . . .   25

GUACALUVE-BLANCO RIVER AUTHORITY V. CITY OF
    SAN ANTONIO, 200 S.W.2d 989 (Tex. 1947)  . . . . . . . . .   31

HURT V. STANDARD OIL CO., 444 S.W.2D 342
    (Tex. Civ. App.--El Paso 1969, no writ)  . . . . . . . . .   32

HOUSTON, CITY OF V. CLEAR CREEK BASIS AUTHORITY,
    589 S.W.2d 671 (Tex. 1979) . . . . . . . . . . . . . . . .   25

JENKINS V. HAWORTH, 572 F. Supp. 591
    (W.D. Mich. 1983)  . . . . . . . . . . . . . . . . . . . .   51

JONES V. HUNT OIL Co., 456 S.W.2d 506 (Tex. Civ.
    App.--Dallas 1970, writ ref'd n.r.e.)  . . . . . . . . . .   30

JOY V. NORTH TEXAS COMPRESS & WAREHOUSE CO.,
    151 S.W.2d 342 (Tex. Civ. App.--Fort Worth 1941,
    no writ) . . . . . . . . . . . . . . . . . . . . . . . . .   61

KANAWHA-ROONE LANDS, INC. V. BURFORD, 359 S.E. 2d
    618 (W.Va. 1987) . . . . . . . . . . . . . . . . . . . . .   46,55

KEATING V. BBDO INTERNATIONAL, INC.,
    438 F. Supp. 676 (S.D.N.Y. 1977) . . . . . . . . . . . . .   50,51

KREBS V. MCDONALD, 266 S.W.2d 87 (Ky. 1953)  . . . . . . . . .   37,39,40

KRAUS V. KUECHLER, 300 Mass. App. 346,
    15 N.E.2d 207 (1938) . . . . . . . . . . . . . . . . . . .   40,41

LING & CO. V. TRINITY SAVINGS & LOAN ASS'N.,
    482 S.W.2d 841 (Tex. 1972) . . . . . . . . . . . . . . . .   33

LYONS V. MONTGOMERY, 685 S.W.2d 390 (Tex. App.--
    San Antonio 1985, rev'd in part, affirmed
    in part 701 S-W.2d 641)  . . . . . . . . . . . . . . . . .   68,69



CASES                                                            PAGE
-----                                                            ----

MARTIN V. GRAYBAR ELECTRIC CO.,
    285 F.2d 619 (7th Cir. 1961) . . . . . . . . . . . . . . .   47,55

MASSEY V. ARMCO STEEL CO., 652 S.W.2d 932
     (Tex. 1983) . . . . . . . . . . . . . . . . . . . . . . .   71

MATHER, ESTATE OF, 410 Pa. 361,
    189 A.2d 586 (1963)  . . . . . . . . . . . . . . . . . . .   47

MELLER, ESTATE OF V. ADOLF MELLER CO.,
564 A.2d 648 (R.I. 1989) . . . . . . . . . . . . . . . . . . .   47

MOTEL ENTERPRISES V. NOBANI,
    784 S.W.2d 545 (Tex. App.--Houston
    [1st Dist] 1990, no writ)  . . . . . . . . . . . . . . . .   29

NEW ENGLAND TRUST CO. V. ABBOTT,
    262 Mass. 148, 38 N.E. 432 (1894)  . . . . . . . . . . . .   40,41,44

PALMER V. CHAMBERLIN, 191 F.2d 532 (5th Cir. 1951) . . . . . .   32,45

PRATT-HEWIT OIL CORP. V. HEWIT,
    52 S.W.2d 64 22 Tex. 38 (1932) . . . . . . . . . . . . . .   60

RENBERG V. ZARROW, 667 P.2d 465 (Okla. 1983) . . . . . . . . .   37,46,48,
                                                                 51,52

RGS, CARDOX RECOVERY, INC. V. DORCHESTER
ENHANCED RECOVERY CO.,
    700 S.W.2d 635 (Tex. App.--Corpus Christi 1985,
    writ ref'd n.r.e.) . . . . . . . . . . . . . . . . . . . .   25

ROWNTREE V. RICE, 426 S.W.2d 890 (Tex. Civ. App.--
    San Antonio 1968, writ ref'd n.r.e.) . . . . . . . . . . .   69

ROWLAND V. ROWLAND, 633 P.2d 699 (Idaho 1981)  . . . . . . . .   46,47,55

SAN ANTONIO HARDWARE CO. V. SANGER,
    161 S.W. 1104 (Tex. Civ. App.--San Antonio
    1912, writ ref'd . . . . . . . . . . . . . . . . . . . . .   35

SCHLUMBERGER WELL SURVEYING CORP. V. NORTEX OIL
& GAS CORP., 435 S.W.2d 854 (Tex. 1968)  . . . . . . . . . . .   71

SCHOELLKOPF V. PLEDGER, 739 S.W.2d 914 (Tex. App.--
    Dallas 1989, rev'd on other grounds, 762 S.W.2d
    145 (Tex. App.--Dallas 1989, writ denied)  . . . . . . . .   60

STATE EX REL HOWETH V. DAVIDSON,
    517 P.2d 722 (Mont. 1973)  . . . . . . . . . . . . . . . .   55,57



CASES                                                            PAGE
-----                                                            ----

TAYLOR PUBLISHING CO. V. SYSTEMS MARKETING, INC.,
    686 S.W.2d 213 (Tex. App.--Dallas 1984,
    writ ref'd n.r.e.) . . . . . . . . . . . . . . . . . . . .   67

VAQUERO PETROLEUM CO. V. SIMMONS,
    636 S.W.2d 762 (Tex. App.--Corpus Christi 1982,
    (no writ)  . . . . . . . . . . . . . . . . . . . . . . . .   72

WETZEL V. SULLIVAN, KING & SABOM,
    745 S.W.2d 78 (Tex. App.--Houston
    [1st Dist] 1988, no writ)  . . . . . . . . . . . . . . . .   29

WINGATE V. HAJDIK, 795 S.W.2d 717 (Tex. 1990)  . . . . . . . .   60

WHITAKER V. HUFFAKER, 790 S.W.2d 761
    (Tex. App.--El Paso 1990, writ denied) . . . . . . . . . .   71

WISE V. PENA, 552 S.W.2d 196
    (Tex. Civ. App.--Corpus Christi 1977, writ
    dism'd)  . . . . . . . . . . . . . . . . . . . . . . . . .   29

YENG SUE CHOW V. LEVI STRAUSS & CO.,
    122 Cal. Rptr. 816, 49 Cal. App.3d 315 (1975)  . . . . . .   38,46

ZAUBER V. MURRAY SAV. ASS'N.,
    591 S.W.2d 932 (Tex. Civ. App.--
    Dallas 1979), writ ref'd n.r.e. per curiam
    601 S.W.2d 940 (Tex. 1980) . . . . . . . . . . . . . . . .   59


STATUTES, RULES AND SECONDARY AUTHORITIES

Tex. Bus. Corp. Act Ann., art. 2.22(B)
    (Vernon Supp. 1990)  . . . . . . . . . . . . . . . . . . .   34

Tex. Bus. Corp. Act Ann., art. 2.22(D)
    (Vernon Supp. 1990)  . . . . . . . . . . . . . . . . . . .   34

Tex. Bus. Corp. Act Ann., Section 5.14
    (Vernon Supp. 1990) . . . . . . .. . . . . . . . . . . . .   60

Tex. Ins. Code, art. 21.07, Section 2(d)(3)(C). . . . . . . . .   55,70

Tex. Ins. Code, art. 21.07-1, Section 4(e)(1)(C). . . . . . . .   35

FLETCHER CYC. CORV. Section 5617 (Perm. Ed.). . . . . . . . . .   36

                                  -iv-

                              NO. 352-129228-90


INDEPENDENT RESEARCH AGENCY                 )         IN THE DISTRICT COURT OF
FOR LIFE INSURANCE, INC.,                   )
                                            )
      Plaintiff,                            )
                                            )
v.                                          )         TARRANT COUNTY, TEXAS
                                            )
WILLIAM C. HUGENBERG, JR.,                  )
                                            )
      Defendant.                            )         352ND JUDICIAL DISTRICT



              BRIEF IN SUPPORT OF AMENDED MOTION FOR SUMMARY JUDGMENT

TO THE HONORABLE JUDGE OF SAID COURT:

      COMES NOW, Plaintiff, Independent Research Agency for Life Insurance, Inc. (hereinafter referred to as "IRA"), and files this its Brief in Support of Amended Motion for Summary Judgment, and for grounds would show unto the Court as follows:

                                       I.

                            STATEMENT OF THE CASE AND
                               STATEMENT OF FACTS

      William C. Hugenberg, Jr., Defendant, (hereinafter "Hugenberg"), is a former employee and registered representative of United Services Planning Association, Inc. and a former authorized agent of Independent Research Agency for Life Insurance, Inc. (hereinafter "IRA"). As such, Hugenberg was permitted to purchase stock in United Services Planning Association, Inc. whose parent corporation is IRA. He later exchanged this USPA stock for IRA stock. He made several additional purchases of IRA stock. For his IRA stock, Hugenberg paid a total consideration of $66,096.50. In 1990, shortly before he ceased



BRIEF IN SUPPORT OF AMENDED MOTION FOR SUMMARY JUDGMENT - PAGE 1 being an IRA agent, he attempted to purchase additional IRA shares.


      Prior to purchasing any stock, Hugenberg executed a stock agreement which described his rights and IRA's rights in the stock (hereinafter "Stock Agreement"). While an agent of IRA, Hugenberg received dividends from his stock ownership totalling $194,341.75. In July 1990, Hugenberg's agency relationship with IRA was terminated after he resigned. Under the terms of the Stock Agreement, IRA had the option to purchase Hugenberg's stock when he ceased to be an IRA agent. Pursuant to the terms of the Stock Agreement, IRA had notified all Class B shareholders of the price it would pay for Class B stock purchased between May 1990 and October 1990. In accordance with the repurchase price for July 1990, IRA tendered to Hugenberg $535,587.50, by deposit into his payroll account.

      Hugenberg attempted to retender the deposit by placing a cashier's check on the desk of IRA's counsel. After Hugenberg attempted to retender the check, IRA was compelled to seek a declaratory judgment. At the time that IRA filed suit for a declaratory judgment, this Court entered an Order requiring that the cashier's check which Hugenberg attempted to tender to counsel be endorsed and paid into the Registry of the Court. Since IRA paid the contractually agreed upon amount to Hugenberg, IRA cancelled Hugenberg's stock on its stock registry.

BRIEF IN SUPPORT OF AMENDED MOTION FOR SUMMARY JUDGMENT  -  PAGE 2

      In its suit, IRA requested a declaratory judgment that:

      (1) IRA had validly exercised its option to repurchase Defendant Hugenberg's IRA stock;

      (2) IRA had properly tendered the agreed upon amount to Defendant Hugenberg to repurchase such shares, thereby making full and final payment to him; and

      (3)  IRA had properly cancelled Defendant Hugenberg's IRA stock.

On September 12, 1990, IRA filed its Motion for Summary Judgment. At a hearing on November 16, 1990, the Court heard and granted Defendant Hugenberg's Motion for Continuance and gave the parties until January 31, 1991 to complete summary judgment discovery. Based on an agreement of the parties, discovery has continued up to and including March 31, 1991. Defendant Hugenberg has deposed Lamar Smith, IRA's Chief Executive Officer, William Dast, Chief Financial Officer, Norm Coder, Corporate Secretary and General Counsel, Warner F. Rankin, Jr., retired officer and director, Don Erickson, of the accounting firm of Ernst & Young and Sam Rhodes, of the accounting firm of Deloitte, Touche.

     In addition, IRA has furnished Hugenberg literally thousands of pages of documents requested by Hugenberg. IRA has deposed Hugenberg, as well as Hugenberg's factual and expert witnesses, Dr. Stanley Allen Self and Merwyn Eiland.

     The above exercise has served to significantly reinforce the factual basis for IRA's motion for summary judgment. If

BRIEF IN SUPPORT OF AMENDED MOTION FOR SUMMARY JUDGMENT - PAGE 3 there has ever been a case that cried out for summary disposition, this is it. We urge the Court, in the strongest possible terms, to carefully review the deposition testimony attached to the Affidavit of Robert F. Watson. Such review will make it abundantly clear that Hugenberg's challenge to IRA's declaratory relief is frivolous and entirely without merit. Hugenberg's testimony, and that of his experts, establishes beyond question that Hugenberg's challenge is based on nothing but greed and spite. Hugenberg's sole purpose in this case is to get before a jury, throw as much mud as he can up on the wall and hope some of it sticks. IRA believes that to allow that result in this case would constitute not just a waste of the Court's time and IRA's money, but an abuse of the judicial process solely in furtherance of Hugenberg's cupidity and his frustration at not being elevated to the IRA board.

As is evident from Hugenberg's testimony and the exhibits thereto attached to Watson's affidavit, IRA and its predecessors were organized, primarily by Carroll H. Payne, "to provide every professional military family the opportunity to achieve financial independence" (Testimony of Lamar Smith, February 13, 1991, p. 46, 11.19-47 and 54, 11.5-15 (hereafter "Smith,
February 13, 1991, p. ___, ll._______"); testimony of William C. Hugenberg, Jr., January 7 and 8, 1991, Vol. I, p. 126, 11.5 through 24 (hereafter, "WCH,
 Vol. __, p. ___, 11. _____ through _____, WCH, Exhibit(s) _______");
Testimony of W.L.

BRIEF IN SUPPORT OF AMENDED MOTION FOR SUMMARY JUDGMENT  -  PAGE 4

Rankin, Jr., January 14, 1991, p.180, ll.6-17 (hereafter "Rankin, p. ___, ll. ___").

      As a result of Carroll H. Payne's efforts, IRA developed into a "unique", company, unlike any other. (WCH, Vol. II, p.131, l.23 through p. 132, l.3.) IRA is now and always has been a company operated by former military personnel for the benefit of current and former military personnel.

      In 1983 Carroll H. Payne expressed his intent to have 80% of the IRA Class B stock in the hands of agents and employees. (WCH, Vol. I, p.120, ll. 7-20., WCH Exhibit 16, p. 00187.) Hugenberg understood this in 1983 and believes it to be true today. (Ibid.)

      Carroll H. Payne's purpose in diversifying ownership in this fashion was to preserve the integrity of IRA and insure its continuation as an independent entity, servicing the military community in the manner described above. (Smith, p.46 l. 19 - p. 47 l.16, p.54, ll. 5-15; Testimony of G. Norman Coder, January 16, 1991, p.89 ll. 11-17 (hereafter "Coder, p. ___, ll. ___"); Testimony of Stanley Allen Self, January 22, 1991, Vol. I, p.164 ll. 3-10 (hereafter "Self, Vol. I, p. __,ll.__") ; Rankin, 1/14/91, p.49 l.4
through p.50, l.3; p.141, ll. 15-24.) He believed that ownership of Class B stock would provide an incentive to agents and employees. (WCH, Vol.I, p.106, ll.3-12; p.108, ll.20-24; p.140, ll.3-24; p.160, l.4 through p.161, l.7;
p.162, ll.14-21; p.185, ll.11-23; p.271,l.1 through p.272,l.11);


BRIEF IN SUPPORT OF AMENDED MOTION FOR SUMMARY JUDGMENT  -  PAGE 5

Vol.II, p.104, ll.4-14; p.148, l.3 through p.149, l.7; WCH Exhibits 13, pp.6 and 7; 16, p.00187; 17, pp.1, 4, 8-9; 19, pp.1, 4, 8-9; 21, p.00288; 22,
p.00369; 23, pp.1, 4, 7-8; 24, p.00439; 27, p.00540; 29, pp.4, 7 and 19;
Self, Vol.I, p.156, l.23 through p.157, l.21.)

There is absolutely nothing improper or unusual about a closely held corporation issuing incentive stock to its employees or agents. (WCH, Vol.I, p.140, ll.3-24; p.185, ll.11-23; Affidavit of Sam F. Rhodes, p.3 (hereinafter "Rhodes aff'd."); Self 1/22/91, pp.139, ll.8-17, p.156, l.23 through p.157,
l.21) Furthermore, it is commonplace for such corporations to have agreements with their agents and employees providing for an option on the part of the company to repurchase the stock in the event of the employee's/agent's termination, death or desire to sell his/her stock. (Rhodes aff'd., p.4) There is also nothing inherently evil or even unfair in the corporation's setting the price at which it will sell the stock to the employee/agent and the price at which it will repurchase the stock from him/her. (WCH, Vol.I, p.89, ll.4-8; Vol.I, p.110, ll.1-11; Vol.I, p.115, ll.11-14; Vol.II, p.60,
ll.20-24; Vol.II, p.122, l.17 through p.123, l.9; Vol.II, p.148, ll.14-19;
Vol.II, p.158, ll.18-25; Testimony of G. Merwyn Eiland, March 19, 1991, Vol.I, p.115, l.16 through p.116, l.1 (hereafter "Eiland, Vol.I, p. __,ll. __"); Testimony of Sam F. Rhodes, March 14, 1991, Vol.I, p.52, ll.7-18; p.53, ll.7-12 (hereafter "Rhodes, Vol.I, p.__,ll.__").) This

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


is particularly true because the "sell" and "buy" price of the stock is always the same at any given time and the price is always set in advance and progresses month by month exactly as set each year. Even Hugenberg recognized that IRA never would have sold him Class B stock at the price at which he was allowed to purchase it without his agreement to sell it back at a price to be set by the company. (WCH, Vol.II, p.148, ll.9-19; p.71, ll.5-7; Vol.I, p.46, l.23 through p.49, l.13; p.109, l.18 through p.111, l.10; Plaintiff's Exhibits 9; 10, pp.7 and 74; 13, pp.4, 7, 36 and 37; 17, pp.4, 6, 9, F-15 and
E-4; 19, pp.6, 8, 9, 20, F15, F16 and E-1; 23, pp.4, 5, 6, 7, 18, F-14 and
E-1; 29, pp.4, 6, 17, 18, 20, F-14 and Appendix A, p.l., Rhodes,
p.41-l.19-p.42, l.2, Eiland, p.118, l.20 through p.119, l.81, Self, p.142,
ll.14-20.)

      Hugenberg believed at the time of his purchases and at the time of his deposition that when he purchased IRA Class B stock he got a "good deal." (WCH Vol.I, p.138, ll.14-21; p.267, ll.6-12; Vol.II, p.28, l.9 through p.29,
l.4; p.40, ll.5-24; pp.71, l.8 through p.72, l.2; p.93, ll.15-19; p.98,
ll.6-16.)

      Offers of IRA Class B stock have been limited to agents and employees of IRA and no one is allowed to purchase Class B stock unless that person signs a Stock Agreement agreeing to sell his/her stock back to IRA at a price to be set by the company. (WCH, Vol.I, p.46, l.19 through p.49, l.13; p.83, l.23 through p.84, l.5; p.106, l.13 through p.107, l.6; pp. 109, l.18 through


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p.110, l.11; p.123, ll.10-13; Exhibits 9, 10, p.7; 13, pp.4, 7 and 17; 17,
pp.4, 6 and 9; 19, pp.4, 6, 9 and 20; 23, pp.4-7 and 18; 29, pp.4, 6, 17 and
20.)

      Hugenberg does not know of anyone who bought IRA Class B stock without signing a Stock Agreement. (WCH, Vol.I, p.50, ll.4-14; p.88, l.15 through p.89, l.14; Vol.II, p.79, l.13 through p.80, l.20.)

      As far as Hugenberg knows, every person who has sold Class B stock back to IRA has been treated the same. (WCH, Vol.II, p.28, ll.9-15; p.85, l.22 through 86, l.4; p.92, ll.4-23; p.106,ll.9-14.)

      What we have, then, is Hugenberg signing a contract in 1981 without which, by his own admission, he never could have bought any Class B stock and taking advantage of the privilege afforded him as a result of signing the Stock Agreement by purchasing stock on four occasions at a price which he believed then and believes now to have been "a good deal" "undervalued" and "too low." He tried again to take advantage a fifth time, in 1990, by buying an additional 5,000 shares for over $80,000, at a price he believed to be "too low" and "so low the company should have been buying instead of selling" without conveying that belief to anyone. Then finally, complaining, shortly thereafter, because he says the company performed its obligations under the Stock Agreement by paying him a price for the stock which was set in the same manner as the price for all other repurchases had


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been set for the last ten years, for the founder, his family, his estate and every officer and director who has retired, resigned or died during that ten-year period. (Rhodes, pp.3, and 4.)

       Although Hugenberg now claims that he was in some way misled by IRA in connection with his purchases of IRA Class B stock, he admits that he received and read every offering document and every annual report that was issued by the company between 1981 and 1990. (WCH, Vol. I, pp.32, l.15 through 36, l.12.) Although Mr. Hugenberg claims to be a Phi Beta Kappa graduate of the University of Michigan and to have been accepted by the Harvard Law School, he claims that there was "something" in the documents that he may not have completely understood, but "I couldn't put my finger on what it was that I didn't completely understand." (WCH, Vol. I, p.36, ll.11-12)

      Mr. Hugenberg certainly understood all of the relevant information contained in the offering documents and in the annual reports as evidenced by this acknowledgment in his testimony as well as in numerous written memoranda that he prepared in late 1989 and early 1990 in connection with his continual criticism of management prior to his resignation. For example, he understood that there was no public market for IRA Class B stock and that it would be unlikely that there would ever be one. (WCH, Vol. I, P-80, ll.2-15; p.99, ll.14-21; pp.107, l.22 through 108,l.4; pp-122, l.14 through 123, l.13;
pp.135, l.16 through 137, l.3; p.156, ll.11-21; Exhibits 10, pp.2 and 7; 13,
pp.1, 2, and 4;

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17, pp.2, 4, 6 and 7; 19, pp.2, 4 and 6; 23, pp.2, 4 and 6; 29, pp. 4, 6 and
7)

      It is also obvious from Hugenberg's testimony and the exhibits thereto that he was fully informed at least annually concerning the price at which IRA would repurchase Class B stock from its agents and employees who were shareholders. For example, the annual report for IRA for fiscal 1981, which was received and read by Hugenberg, stated

             "[d]uring the 12-month period from
              October 1st, '81, the price which the
              Company will pay for any shares that it
              elects to repurchase, pursuant to its
              Stock Agreement with the shareholders,
              will increase a total of 18 percent
              over the October 1st, '81 price. To
              illustrate, the October 1st, '81 price
              was $10 per share; the price for
              November 1st, '81 was $10.15 per share;
              the price for December 1st, 1981 is
              $10.30; and the price for each month,
              thereafter, will increase fifteen cents
              per share over the preceding month
              until October 1st, 1982, at which time
              the price which the Company will pay
              for any such shares that it elects to
              purchase will be $11.80 per share."

Each and every annual report thereafter contained comparable information concerning the price at which IRA would repurchase Class B stock. (WCH, Vol.I, pp.90, l.8 through 91, l.22; pp.113, l.20 through 115, l.24; pp.118,
l.12 through 119, l.21; pp.124, l.19 through 126, l.2; pp. 139, l.15 through
143, l.12; pp.144, l.12 through 145, l.8; Self Vol.I, pp.185, l.23 through
186, l.22; Eiland, Vol.I, pp.118, l.20 through 119, l.8; Exhibits 12, p.00072; 15, p.000145; 16, p.000187; 18A, p.00235; 21, p. 00288; 22,
p.000369; 24, p.00440; and 27, p.00540.)

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      Hugenberg knows of no occasion when anyone who was a shareholder of IRA offered stock back to the company and it was not purchased. (WCH, Vol.I, pp.91, l.23 through 92, l.1) As far as Mr. Hugenberg knows, everybody who sold any stock back to the company was treated the same, including Carroll Payne's estate, members of the Payne family, Ralph Smith, the former chief executive officer, when he left the company, Tex Rankin, former director and member of the executive committee when he left the company or anyone else. (WCH, Vol.I, pp.115, l.11 through 118, l.11; pp.120, l.7 through 121, l.2.)
In December of 1989, Hugenberg wrote, "I have known since I bought my first share that the Company stock was intrinsically underpriced because it excluded the present value of the future trail income contractually due the company on persistent sales." (WCH, Vol.I, p.267, ll.6-12; Exhibit 32, p.05064.) Mr. Hugenberg indicates that he believes today that instead of selling stock in February of 1990, the company should have been buying it back:

      Q So you think the company should be buying stock back from the agents at the undervalued price?

      A    Yes.

      Q    Because it's a good deal for the company to do so?

      A    Right.

(WCH, Vol.II, pp.28, l.24 through 29, l.4.)

      On April 4, 1990, Mr. Hugenberg wrote a memo to Lamar Smith in which he stated, "I have been aware since the Company's

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first stock offering that the method used to value IRA stock resulted in the understatement of the Company's true value." (WCH, Vol.II, p.40, ll.15-24;
Exhibit 40, p.04924.) Mr. Hugenberg also testified:

      Q And you bought stock not just once but several times during the past ten years?

      A    Right.

      Q And during that time you were aware of the price that was being set for the IRA stock, were you not?

      A    Yes.

      Q Did you consider the price that was being set as revealed in the annual reports and other documents to be arbitrarily determined?

      A No. I believed it to be related to the fundamental value of the business.

He goes on to say:

      Q    So you knew that the trails were not being included?

      A    Yes.

      Q Did you consider the decision to not include the trails to be arbitrary?

      A No. I believe I have written and testified that at the time the decision was originally made, it may have been well-founded.

(WCH, Vol.II, p. 81, ll.2-7, l.24 through p.82, l.6.)

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      Based on the preceding, it is obvious that Hugenberg could not have been misled concerning the fact that the price which he was paying for the stock was a favorable price which was being made available solely to agents and employees of IRA. He also could not have failed to understand the pricing of the stock for repurchase since he received and examined every annual report from 1981 to 1990 and read and understood that portion of the annual report which described the price which IRA would pay its agents and employees for their Class B stock. (WCH, Vol.I, p.40, ll.7-18; pp.48, l.23 through 49, l.7; pp.90, l.19 through 91, l.10; p.110, ll.1-15; p.112, ll.4-8; pp.114,
l.15 through p.115, l.4; p.119, ll.3-15; pp.124, l.19 through p.126, l.2;
pp.144, l.12 through 145, l.8; pp.165, l.20 through 166, l.4.)

      Most of the allegations in Hugenberg's counterclaim are utterly ridiculous. Even Hugenberg could think of no justification for them at the time he testified. For example, the counterclaim alleges on page two that "Hugenberg was required by IRA to execute a so-called 'Stock Agreement' wherein the "Control Group" requires that all persons other than themselves who buy the Class B Stock agree to sell the stock back to IRA at a price to be arbitrarily determined by IRA's "Control Group," as and when they see fit, while ensuring there is no market for the Class B Stock other than the Control Group." This entire statement is replete with inaccurate and false assertions. No one compelled Hugenberg or any other agent or employee to buy IRA

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stock. (WCH, Vol.II, p.71, ll.8-10) When asked who required him to execute a stock agreement, Hugenberg's response was "Well, I guess first of all I didn't write this, but my understanding of what it means is that in order to buy stock I had to execute a stock agreement." (WCH, Vol.II, p.71, ll.5-7.) Anyone who bought Class B stock, including members of the "Control Group," was required to execute a stock agreement. (WCH, Vol. II, p.80, ll.2-20) The corporation, acting through its Board and not the "Control Group" set the option price. (Smith aff'd. #1, Exhibit "A") Members of the "Control Group" who have sold Class B stock sold it back to IRA. (WCH, Vol. II, p.79, ll.17-20; p.80, ll.14-20) The option price has been set each year in a uniform and consistent fashion. (Rhodes aff'd.)

      Hugenberg goes on to say on page 71 that no one required him to buy stock, that he was not required to buy stock as a condition of employment, or to be an agent, that no one suggested that he would be fired if he didn't buy stock. Then he testifies:

      Q    Isn't it a fact that you wanted to buy stock in IRA?

      A    Yes.

      Q    And that you bought stock on several occasions?

      A    Yes.

      Q And even tried to buy it in February of 1990 when they didn't allow you to buy it; isn't that right?

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      A    That's correct.

(WCH, Vol.II, pp.71, l.19 through 72, l.2.)

      He also alleges that he was arbitrarily refused the opportunity to buy IRA Class B stock in February of 1990 at a price of $16.75 a share, just four months prior to his demanding that the company pay him $72.00 a share for the same stock.

      Q You were arbitrarily refused the right to purchase shares at a price which you considered to be too low; is that right?

      A    That's correct.

(WCH, Vol.II, p.98, ll.13-16.)

      On page two of the counterclaim, the statement is made that the "Control Group" was ensuring that there was no market for the Class B stock other than the "Control Group." In connection with that allegation, Mr. Hugenberg was asked,

      Q Is it your understanding that the control group was purchasing stock from Class B shareholders?

      A No. I believe the company itself was purchasing the stock."

(WCH, Vol.II, p.84, ll.4-7.)

      That, of course, is the case. At no time has anyone other than the company purchased stock from the Class B shareholders.

      With regard to allegations of breaches of fiduciary obligations the following exchange is quite revealing:

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      Q    With regard to the next allegations that there
           has been a breach of fiduciary duties of the control group, what fiduciary duties of the control group have been breached?

      A I think fiduciary duties are a legal--have a legal meaning that I'm not immediately familiar with, but I don't believe my interests as a stockholder, as a minority stockholder are being protected by the distortion in the value of the shares.

      Q How were your interests damaged by the, quote, distortion?

      A Because I am being deprived of value that I created.

      Q    And how did you create the value?

      A By participating as an executive in this company for twelve years.

      Q So is it your testimony that because you participated as an executive in this company for twelve years, you're entitled to be paid a price for the stock which is different from and greater than that to which anyone else is entitled?

      A    NO. IT IS MY TESTIMONY THAT EVERYBODY SHOULD BE
           ENTITLED TO THE FAIR VALUE OF THE STOCK, and that as a long-time contributor to that value, I
           EXPECT THE SAME TREATMENT FOR EVERYBODY THAT I
           WANT.

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      Q    SO WE'll HAVE TO GO BACK AND RECALCULATE HOW
           MUCH IS OWED TO EVERYONE WHO'S EVER SOLD; IS THAT
           RIGHT?

      A    IF THAT'S WHAT IT TAKES TO CORRECT THE INEQUITY.

      Q    And that includes all the MEMBERS OF THE CONTROL
           GROUP WHO HAVE LEFT AND SOLD AT THIS ALLEGEDLY
           UNFAIR VALUE; is that right?

      A    I'm not sure that they would be included.

      Q    Why not?

      A If they're responsible for deliberately creating a distortion to their own benefit, then they shouldn't be involved.

      Q How did they benefit if they wound up selling their stock at the unfair price?

      A    They haven't sold yet.

      Q I'm talking about all the folks who were members of the control group at the time the prices were set at which they sold. Are they entitled to a new price?

      A They may be if that's what it takes to correct the distortion.

      Q    DO YOU HAVE ANY IDEA HOW MUCH ALL THAT WOULD COST?

      A    NO. I DON'T.

      Q Do you have any suggestions as to where the company might get the money to do that?

      A    Well, I don't know how much it costs first.

(WCH, Vol.II, pp.96, l.5 through 98, l.5.) (Emphasis supplied)

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      As further evidence of the totally frivolous nature of Hugenberg's counterclaim, we refer the Court to the following exchange:

      Q The next sentence says, "Repurchasing the Class B Stock at artificially low prices inures directly to the benefit of the Control Group, greatly increasing the value of the Control Group's holdings of both Class A and B Stock while cheating the other shareholders." Now, you've already told me that the Class A and Class B stockholders all share equally on liquidation pro rata; is that right?

      A    Yes.

      Q So the only way that the control group could benefit from this artificially low price is to at some future time revalue the stock at a higher price and then sell it back to the company; is that right?

      A I don't pretend to be an expert in this subject, but that sounds about right.

      Q AND I BELIEVE THAT YOU'VE TOLD ME THAT AS FAR AS YOU KNOW, EVERY PERSON WHO HAS EVER BEEN A MEMBER OF THE CONTROL GROUP AND LEFT HAS SOLD HIS STOCK BACK TO THE COMPANY AT THE SAME PRICE THAT THEY WERE PAYING TO THE OTHER SHAREHOLDERS; IS THAT RIGHT?

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      A    YES.

(WCH, Vol.II, pp.105, l.19 through 106, l.14.)(Emphasis supplied)

      In other words, all of the members of the theoretical "Control Group," beginning with Carroll H. Payne and continuing through George Talley have either sold or agreed to sell their stock back to the company at the same price that the company was paying all other Class B shareholders. If it was this "Control Group's" intent to defraud Hugenberg and other agent/employee shareholders, they have certainly done a remarkably inept job of it. As a matter of fact, Hugenberg never thought of this as even a possibility until Dr. Self put the bug in his ear in June of 1990. According to Dr. Self, all of these alleged "Control Group" members who have already sold their stock back to the company at the supposedly unfair low price just "got screwed". (Self, Vol.I, p.184, ll.13-18.)

      It is also a part of Dr. Self's fantasy that the company could be acquired by a White Knight, and that is why the "Control Group" is attempting to repurchase Class B stock at less than its fair market value. There are so many reasons why this contention is absurd that it is difficult to know where to begin to list them. In the first place, the whole purpose of Mr. Payne's requiring every purchaser to sign the Stock Agreement giving the company the option to repurchase their stock was to prevent outsiders from acquiring any ownership in IRA. Secondly, in spite of the existence of the Stock Agreement, the board of directors

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added suspenders to the belt by passing a bylaw requiring a staggered board and the shareholders amended the articles to include what is called a fair price provision which results in any person acquiring stock of IRA having to pay the highest price paid to anyone in order to acquire all of the stock. The obvious purpose of those amendments to the bylaws and the articles was to protect IRA from any potential takeover. (Coder, Vol. I, p. 74, l.21 through p. 75, l.18, Coder aff'd Exhibit B and C)

      If anyone in the so called "Control Group" was interested in having the company sold, then the person would have objected vehemently to the amendment of the articles and bylaws in 1989 to create these impediments to the sale of the company. Furthermore, Hugenberg knows of no occasion on which anyone has ever offered to buy any stock of the company or any officer or director of the company has indicated any interest in selling stock other than back to the company:

      Q During the time you were with the company, did you ever receive any information from anyone that the company was soliciting anyone else to acquire the company?

      A    No, I did not.

      Q Did you ever receive any information from anyone that the company wanted to be acquired?

      A    No, I did not.

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      Q    In the past five years have you received any
           information from anyone that there had been an offer made for the company?

      A    No, I have not received that information.

      Q Have you ever discussed with anyone at IRA the concept of locating a, quote "White Knight" for any purpose?

      A    No.

      Q Has anyone at IRA ever mentioned that concept to you as something they might want to do?

      A    Not to my recollection.

(WCH, Vol.I, pp.139, l.25 through 140, l.17.)

It is also suggested in Hugenberg's allegations that it was a misstatement of fact to claim that the Class B stock was not being sold to raise capital for IRA.

      Q    Do you believe that statement to be true or false?

      A I'm not sure that it applied uniformly to every stock offering.

      Q    Which one did it not apply to?

      A I said I'm not sure. I KNOW THE STATED PURPOSE WE TALKED BEFORE WAS TO PROVIDE AN INCENTIVE RATHER THAN TO RAISE CAPITAL PER SE. There was no apparent need for capital other than at the time of Carroll's departure, selling his original interest.

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      Q    Was it your belief that the company would have
           sold the stock to you at the prices that it did if you had not agreed to sell it back to the company at a price to be set by the company?

      A    Would you repeat that question?

      Q    IS IT YOUR BELIEF THAT THE COMPANY WOULD HAVE
           SOLD THE CLASS B STOCK TO YOU AT THE PRICES THAT
           IT DID SELL THE CLASS B STOCK TO YOU IF YOU HAD
           NOT AGREED TO SELL IT BACK TO THE COMPANY AT A
           PRICE TO BE SET BY THE COMPANY?

      A    No.

(WCH, Vol.II, pp.147, l.24 through 148, l.19.) [Emphasis Added]

      In the same vein, Mr. Hugenberg testified:

      Q Wasn't the stated purpose to enable agents and employees to participate in stock ownership?

      A    Yes.

      Q Do you think that it's wrong for the company to allow agents and employees to participate in stock ownership at something less than book value?

      A    NO, I THINK ALL SHAREHOLDERS OUGHT TO BE TREATED
           THE SAME.

      Q    I COULDN'T AGREE WITH YOU MORE, SIR. DO YOU KNOW
           OF ANY INSTANCE IN THE HISTORY OF THIS COMPANY
           WHEN ANY SHAREHOLDER WAS TREATED DIFFERENTLY FROM
           ANY OTHER SHAREHOLDER?

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      A    NO I DO NOT.

(WCH, Vol.I, p.185, ll.11-23.) (Emphasis supplied)

      Finally, Hugenberg says that he entered into the contract in good faith and that he has no intention of repudiating it at this time:

      Q    BY THE WAY, DID YOU ENTER INTO THIS CONTRACT IN
           GOOD FAITH?

      A    Did I?

      Q    Yes.

      A    I BELIEVE SO, YES.

      Q    AT THE TIME YOU ENTERED INTO IT, DID YOU INTEND
           TO ABIDE BY ITS PROVISIONS?

      A    YES, I DID.

      Q At the time you purchased stock from IRA on several different occasions, didn't you intend to abide by its provisions?

      A    I certainly did.

      Q At the time you tried to purchase stock in 1990, did you intend to abide by its provisions?

      A    I certainly did.

                          * * *

      Q    DO YOU INTEND TODAY TO ABIDE BY ITS PROVISIONS?

      A    YES.

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(WCH, Vol. I, pp. 109, l.19 through 110, l.8; p.110, ll.15-17.)
(Emphasis supplied) To the same effect is the following testimony:

      Q    ARE YOU SEEKING TO RESCIND THE STOCK AGREEMENT?

      A    NO, I'M NOT.

(WCH, Vol.II, p.118, ll.15-17.) (Emphasis supplied)

      If it is Mr. Hugenberg's intent to abide by the terms of the Stock Agreement, then the Court obviously has no other choice but to grant Plaintiff's Motion for Summary Judgment, since the Stock Agreement says, unequivocally, that the company has the right to repurchase Mr. Hugenberg's stock at a price to be set by the company, which it has done. That is not just our conclusion, it is also Mr. Hugenberg's:

      Q Well, okay, assuming that in February of '90, that your leaving was contingent on you not being elected to the board in April, had you thought about whether or not if you weren't elected you would be willing to sell that stock back to the company in July at the July stated price?

      A    AT THAT POINT I WAS CONVINCED THAT THE STOCK
           AGREEMENT PROHIBITED ANY OTHER ACTION.

(WCH, Vol.II, p.123, ll.10-17.) (Emphasis supplied)

      By his own testimony, Mr. Hugenberg has established as a matter of law that Plaintiff is entitled to summary judgment granting the relief requested.

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                                      III

                             ARGUMENT AND AUTHORITIES

                                       A.

                       STANDARDS FOR GRANTING SUMMARY JUDGMENT

      IRA seeks a summary judgment on both its cause of action for declaratory judgment as well as the causes of action raised by Hugenberg in his Counterclaim. With respect to its cause of action, IRA accepts the burden of proving each element of its cause of action as a matter of law. CITY OF HOUSTON V. CLEAR CREEK BASIN AUTHORITY, 589 S.W.2d 671, 678 (Tex. 1979) This case is ripe for a summary judgment because it involves a declaration that IRA has performed under the unambiguous terms of the Stock Agreement. RGS, CARDOX RECOVERY, INC. V. DORCHESTER ENHANCED RECOVERY CO., 700 S.W.2d 635, 638-39 (Tex. App. Corpus Christi, 1985, writ ref'd n.r.e.) IRA also accepts the burden of negating at least one element of the causes of action raised in Hugenberg's Counterclaim. GOLDEN TRIANGLE ENERGY V. WICKES LUMBER, 725 S.W.2d 439 (Tex. App.--Beaumont 1987). By disabling the Counterclaim of Hugenberg, IRA also disables the affirmative defenses raised by Hugenberg since they rely on the same legal and factual issues as the Counterclaim.

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                                       B.

               HUGENBERG HAS EITHER RATIFIED THE STOCK AGREEMENT,
            WAIVED ANY COMPLAINT WITH RESPECT TO ITS ENFORCEMENT OR
                  IS ESTOPPED TO DENY ITS ENFORCEABILITY

      Hugenberg claims that it is improper to enforce the option provision of the Stock Agreement with respect to him. He claims that certain matters were not disclosed to him at the time he signed the Stock Agreement. As will be pointed out below, many of his allegations are sheer fantasy. However, even if he did have some complaint with respect to the provisions of the Stock Agreement, especially the option price provisions, he abandoned those claims long ago. Specifically, after acquiring knowledge of the method by which IRA exercised the option provision, he continued to purchase IRA stock and accept the benefits incident to that ownership. To this day, he demands the benefits of that ownership. For these reasons, he ratified the Stock Agreement and waived any complaint regarding its enforcement. This conduct also creates an estoppel in that Hugenberg cannot accept certain provisions of the Stock and Subscription Agreements signed by him and at the same time, repudiate other provisions of his agreements with IRA.

      Hugenberg acknowledges that he could not have purchased IRA Class B stock without agreeing to the terms of the Stock Agreement. He also acknowledges that the only way he was able to buy stock from IRA at a discount price was with the understanding that IRA could repurchase the stock at a price set by it.

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Finally, he professes that he is not attempting to rescind the Stock
Agreement.

      When it came time to sell his stock back to IRA, Hugenberg counterclaimed because of certain alleged misconduct including: (1) valuing Hugenberg's Class B stock in an arbitrary and capricious fashion
[Counterclaim PARA 13(a)]; (2) making false statements that IRA would deal fairly with Hugenberg, value his shares at a reasonable price on repurchase and inform him of the actions of the "Control Group" [Counterclaim PARA 13(c)];
(3) omitting to state that IRA's accounting method did not reveal the true value of the corporation [Counterclaim PARA 14(b)]; and (4) failing to disclose that IRA had no intent to allow a reasonable market for Class B stock to develop [Counterclaim PARA 14(c)]. For these alleged representations, Hugenberg seeks damages.

      Hugenberg has long been aware of information which forms the basis for these allegations. With respect to the allegation that the accounting methods of IRA failed to reveal the true value of IRA and "it's Class B stock by failing to account for the amount of renewals that would result in future revenues to the corporation," Hugenberg is damned by his own words. As noted in the Statement of the Case, Hugenberg stated in a memo that he drafted while still at IRA:

      I HAVE KNOWN SINCE I BOUGHT MY FIRST SHARE that the Company stock was intrinsically underpriced because it excluded the present value of the future trail income contractually due the Company on persistent sales.

(Plaintiff Exhibit 32, p. 5064)

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With respect to the manner in which IRA set the price it would pay for Class
B stock, Hugenberg was equally well informed. From 1981 until he ceased being an IRA agent, Hugenberg received IRA's annual report which he read and which he believes he understood. Within each report, IRA informed its shareholders of the price it would pay for Class B stock. Each offering circular through which IRA offered Class B stock set out the sales price of the stock and both the offering document and the Stock Agreement disclosed that the price to be paid by IRA on repurchase would be set by the Company. Hugenberg was also cognizant that IRA was exercising its option to repurchase IRA's Class B stock from other Class B shareholders.

      With respect to the allegation that the "Control Group" concealed that it had no intent to allow a market to develop for Class B stock, IRA proclaimed repeatedly and unambiguously that there was no market for IRA Class B stock. Each offering circular noted that there was no market for IRA Class B stock and that it was unlikely that such market would develop.

      In the face of the knowledge Hugenberg had about the alleged misrepresentations made to him and the alleged misconduct of IRA -- what did Hugenberg do? He purchased IRA Class B stock in 1981, 1982, 1984, and 1985. He made the additional purchases of IRA stock knowing that IRA sold him the stock with the understanding that he would abide by the terms of the Stock Agreement which allegedly he was defrauded into signing and which allegedly

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was being manipulated unfairly. After he knew of the alleged misdeeds of IRA, he accepted the benefits from stock ownership by receiving dividends totalling $194,000 on his stock in 1987, 1988, and 1989.

      Even if the alleged fraud had occurred, by his actions, Hugenberg has ratified the Stock Agreement.

      Ratification is the adoption or confirmation by a person with knowledge of all material facts of a prior act which did not then legally bind him and which he had the right to repudiate. Ratification arises when one, induced by fraud to enter into a contract, continues to accept certain benefits under the contract after he becomes aware of the fraud or if he conducts himself in such a manner as to recognize the contract as binding.

WISE V. PENA, 552 S.W.2d 196, 199 (Tex. Civ. App.--Corpus Christi 1977, writ dism'd) SEE ALSO, MOTEL ENTERPRISES V. NOBANI, 784 S.W.2d 545, 547 (Tex. App.--Houston [1st Dist] 1990, no writ). Ratification also arises if the parties enter into a new agreement by which their rights are "adjusted" or renewed. ID.; B & R DEVELOPMENT, INC. V. ROGERS, 561 S.W.2d 639, 642 (Tex. Civ. App.--Texarkana 1978, writ ref'd n.r.e.) Ratification may be established as a matter of law. WETZEL V. SULLIVAN, KING & SABOM, 745 S.W.2d 78, 81 (Tex. App.--Houston [1st Dist] 1988, no writ). Ratification applies to a recision action and an action for damages. B & R DEVELOPMENT, INC., 561 S.W.2d at 642. Ratification does not require a change of position or prejudice to the party asserting the ratification. BOCANEGRA V. AETNA LIFE INS. CO., 605 S.W.2d 840 (Tex. 1980). Ratification is a

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defense to a cause of action for conspiracy. JONES V. HUNT OIL CO., 456
S.W.2d 506, 513 (Tex. Civ. App.--Dallas 1970, writ ref'd n.r.e.).

      Even if Hugenberg were defrauded into signing the Stock Agreement, which he was not, he has long since ratified that agreement. He had full knowledge of the "nefarious" actions of IRA. He knew how IRA consistently valued its stock. He knew how IRA exercised its repurchase option. He knew that "trail income" was not included in valuation of the Company. He knew that there was no market for IRA stock. Yet he persisted in buying IRA stock and continued to accept dividends accruing to that stock ownership.

      Hugenberg is also estopped to deny the enforceability of the Stock Agreement. He operated under the Stock Agreement and the Subscription Agreements of which it was a part for years. He acknowledged that the only way he obtained the benefits incident to stock ownership was by agreeing to be bound by the Stock Agreement. Now he wants to repudiate that agreement after having squeezed the benefits from it for ten years.

      An example of an estoppel by accepting the benefits of an agreement is DANIEL V. GOESL, 341 S.W.2d 892 (Tex. 1960). In DANIEL, a doctor retired from his medical partnership. After the doctor received all the retirement benefits provided for in the partnership agreement, he sought to avoid certain provisions of the agreement that he did not like. As a defense to enforcement

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of the agreement, the good doctor alleged that he had been defrauded into entering into the partnership agreement. The Supreme Court held that the entire agreement should be enforced noting:

      Dr. Goesl having elected to retire and having demanded and accepted the benefits accruing to him as provided in the agreement cannot accept that part of the contract beneficial to him and deny the application of other provisions of the contract which may be detrimental. (citation omitted). To paraphrase what we said in GUADALUPE-
      BLANCO RIVER AUTHORITY V. CITY OF SAN ANTONIO,
      200 S.W.2d 989, 997 (Tex. 1947), Dr. Goesl seeks
      to retain the beneficial part of the transaction and to repudiate the disadvantageous part because of the alleged fraud of the other party. This he may not do.

      If a person is induced by fraud to enter into a contract, but receives and accepts benefits under the contract after becoming aware of the fraud he affirms and is bound by the terms of the contract
      . . . by the same token and for the same reasons he will not be heard to say after accepting all the retirement benefits that some of the other partners breached the contract first by neglect of and inattention to the medical practice.

ID. at 895.

      DANIEL relied on GUADALUPE-BLANCO RIVER AUTHORITY V. CITY OF SAN ANTONIO, 200 S.W.2d 989 (Tex. 1947), another Supreme Court case outlining that if a person accepts the benefits of an agreement that person is estopped to deny its negative aspects. In GUADALUPE, the City of San Antonio claimed the River Authority defrauded it into purchasing certain property. The City wanted to keep the fruits of the transaction but repudiate its negative aspects. The Supreme Court disposed of this contention by stating:

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      Furthermore, the record shows that the system
      acquired by the City actually earned a net profit to the City, during the year 1943, of more than $2,000,000 after deducting all expenses and a liberal allowance for depreciation. Presumably, it will pay like dividends during the years to come.
      Certainly, the entire transaction was not an "unconscionable transaction against a city" as now contended for by the City. The City is seeking to cancel the lease only. IT DOES NOT OFFER TO
      SURRENDER THE ENTIRE CONSIDERATION RECEIVED BY IT
      AND RESTORE THE STATUS QUO. IT SEEKS TO RETAIN THE
      BENEFICIAL PART OF THE TRANSACTION AND TO REPUDIATE
      THE DISADVANTAGEOUS PART BECAUSE OF THE ALLEGED
      FRAUD OF THE OTHER PARTY. THIS IT MAY NOT DO.
      (citations omitted). ID. at 997.

SEE ALSO, BARON V. MULLINOX, WELLS, MAUZY & BAAB, INC., 623 S.W.2d 457, 462 (Tex. App.--Texarkana 1981, no writ); CENTRAL POWER & LIGHT CO. V. DEL MAR CONSERVATION DIST., 594 S.W.2d 782 (Tex. Civ. App.--San Antonio 1980, writ ref'd n.r.e.); HURT V. STANDARD OIL CO., 444 S.W.2d 342 (Tex. Civ. App.--El Paso 1969, no writ).

      In this case, Hugenberg falls within the same estoppel. He has garnered all of the considerable benefits of stock ownership, yet now wants to repudiate the provisions which do not suit him. The reasons why he cannot pursue such a course are aptly summarized in the case of PALMER V. CHAMBERLIN, 191 F.2d 532, 541 (5th Cir. 1951):

      The formula upon which the appellant is asked to sell is the same formula upon which her decedent was on fourteen separate occasions permitted to buy. In a somewhat similar situation in PRINDIVILLE V. JOHNSON & HIGGINS, 92 N.J.Eq. 515,
      520, 113 A. 915, 918, the Court said: 'The
      charter restriction of which he complains forms the very keystone of the corporate scheme and structure he helped build, and under which he holds, and he cannot be heard to obliterate it. HE HAS SUPPED SUMPTUOUSLY
      AT THE TABLE OF PLENTY FOR EIGHT YEARS, AND

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      HE CANNOT BRING THE FEAST TO AN END SIMPLY BECAUSE
      HE IS INDISPOSED.' [Emphasis added]

Hugenberg also ate heartily at IRA's table of plenty.

                                       C.
                              THE STOCK AGREEMENT

      Next, IRA will address the reasons why the provisions of the Stock Agreement are enforceable and why IRA properly exercised its provisions.

                                       1

                    ENFORCEABILITY OF PROVISIONS RELATING TO
                        REPURCHASE OF CORPORATE STOCK

      The provision of the Stock Agreement providing for the purchase of Class B stock by IRA reads as follows:

      In the event Stockholder desires to sell or otherwise dispose of the stock issued under the terms hereof, Stockholder shall in writing notify the Company of such desire. The Company shall have an option for 120 days after receipt of such notice to repurchase such shares from Stockholder for the price described in paragraph "4", below. In the event of Stockholder's death, or ceasing to be a duly authorized agent of the Company pursuant to a current written agency agreement, the Company shall also have such option to repurchase such stock, under the same terms and conditions described immediately above. Stockholder agrees not to transfer, pledge, assign, or otherwise in any manner encumber any of such shares of stock.

      The quoted provision creates an option for IRA to repurchase Hugenberg's stock. LING & COMPANY V. TRINITY SAVINGS & LOAN ASS'N., 482 S.W.2d 841, (Tex. 1972). The Texas Business Corporation Act authorizes the Stock Agreement's option

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provision. Texas Business Corporation Act art. 2.22(B) (Vernon Supp. 1990)
provides:

      A RESTRICTION ON THE TRANSFER OR REGISTRATION OF TRANSFER OF A SECURITY MAY BE IMPOSED BY the articles of incorporation, or by-laws, or a written agreement among any number of the holders of such securities, or A WRITTEN AGREEMENT AMONG ANY NUMBER OF THE HOLDERS AND THE CORPORATION provided a counterpart of such agreement shall be placed on file by the corporation at its principal place of business or its registered office and shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent, attorney or accountant, as are the books and records of the corporation. [Emphasis Added]

      Article 2.22(D) of the Texas Business Corporation Act provides the type of restriction which may be imposed. The pertinent portion of Article 2.22(D) states:

      In particular and without limiting the general powers contained in sections (B) and (C) of this article to impose reasonable restrictions, a restriction on the transfer or registration of transfer of securities of a corporation shall be valid if it reasonably:

      (1) Obligates the holders of the restricted securities to offer to the corporation or to any other holders of securities of the corporation or to any other person, or to any combination of the foregoing, a prior opportunity, to be exercised within a reasonable time, to acquire the restricted securities; or ....

The Stock Agreement provision, quoted above, represents an exercise of the power granted by the Texas Business Corporation Act for a corporation to repurchase its stock.

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      In addition, the provisions of the Texas Insurance Code permit a company to enter into an agreement restricting the transfer of its stock.
Article 21.07-1 of the Texas Insurance Code deals with Legal Reserve Life Insurance Agents. Section 4(e)(1) authorizes the Insurance Commissioner to issue a life insurance license to a corporation, if it finds that the corporation's shareholders are licensed life insurance agents. In this case, the Stock Agreement provides that to hold stock in IRA, Hugenberg must remain a licensed life insurance agent in Texas. (SEE Stock Agreement PARA 2) Section 4(e)(1)(C) of Art. 21.07-1 provides, in part:

      ANY SUCH CORPORATION SHALL HAVE THE POWER TO
      REDEEM THE SHARES OF ANY SHAREHOLDER, or the shares of any deceased shareholder, upon such terms as may be agreed upon by the board of directors and such shareholder or his personal representative, or at such price and UPON SUCH TERMS AS MAY BE PROVIDED
      IN the articles of incorporation, the by-laws, or AN EXISTING CONTRACT ENTERED INTO
      BETWEEN THE SHAREHOLDERS OF THE CORPORATION.
      [Emphasis Added]

Both the Texas Insurance Code and the Texas Business Corporation Act authorize IRA to enter into an agreement with the stockholders by which IRA may control who shall own its stock.

      The cited provisions of the Texas Business Corporation Act and the Texas Insurance Code carry forward a policy long established by case law in Texas. A 1912 case settled the question that a corporation may buy back its stock. SEE, SAN ANTONIO HARDWARE CO. V. SANGER, 151 S.W. 1104 (Tex. Civ. App. --San Antonio 1912, writ ref'd). In COLEMAN V. KETTERING,

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289 S.W.2d 953 (Tex. Civ. App.--Galveston 1956, no writ), the Court of Civil
Appeals examined an option provision very similar to the provisions of the Stock Agreement. The appellant in COLEMAN claimed such a contract was against public policy because the repurchase price of the stock was limited to "book value". ID. at 957. Appellant argued that this made the contract "harsh, unreasonable and confiscatory in its application." ID. The court in COLEMAN noted several out of state cases upholding such provisions and that a corporation had a right to determine its destiny by controlling the identity of its shareholders. The COLEMAN court could find "no merit" to the contention that the contract violated public policy. Treatises also recognize the validity of such provisions. FLETCHER CYC. CORP. Section 5617 (Perm Ed).


                                         2

                            PUBLIC POLICY SUPPORTS OPTION
                       PROVISION CONTAINED IN STOCK AGREEMENT

      Even though recognized by Texas statutes and case law, Hugenberg would have this Court believe that it is part of a nefarious scheme for a corporation to have an option to repurchase its stock. As with most of Hugenberg's allegations, nothing could be further from the truth. IRA uses its Class B stock as incentive compensation. In other words, it wants to give its agents a stake in their own destiny by giving them a stake in IRA's future. One way to accomplish this is to make them corporate owners by selling them stock. Since IRA has no

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other reason to issue stock, it does not want its stock sold to persons who do not have the same interest as its agents in seeing the corporation flourish or to persons who might actually be competition to IRA.

      Numerous cases dealing with stock agreements enumerate the policy reasons for their enforceability. COLEMAN V. KETTERING, SUPRA at 957, discussed above, involved a stockholder who argued that a stock agreement requiring him to offer his stock back to the corporation for book value, if he decided to dispose of his stock, was "harsh, unreasonable, and confiscatory . . ." The court in COLEMAN noted that:

      [I]n the management of corporations few things are more apparent than the desire to keep the control of the same in the hands of people who are congenial to the enterprise and those who manage its affairs.

The opinion went on to discuss the fact that stock agreements requiring that stock be offered to the corporation before being sold to a third party were frequently encountered. Instead of being contrary to public policy, such agreements advanced common sense and practical business. ID.

      COLEMAN echoes the reasoning of numerous cases that stockholders in a closely held corporation often bear a relationship to one another closer than that encountered with publicly traded companies. RENBERG V. ZARROW, 667 P.2d 465, 469 (Okla. 1983); KREBS V. MCDONALD, 266 S.W.2d 87, 89 (Ky. 1953). For
this reason, stockholders in such a corporation have a right to choose who their fellow stockholders will be. ID.

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      Other cases note that restrictions on the sale of stock serve an important function in preserving the viability of corporations such as IRA.

      Bylaws restricting transfer in closed corporations are frequently essential to a successful enterprise; they perform an important function in precluding unwanted intrusions by outsiders; they preserve the integrity of the functioning entity. SUCH BYLAWS ARE NECESSARY FOR THE PROTECTION OF THE CORPORATION AND ITS STOCKHOLDERS AGAINST RIVALS IN BUSINESS OR OTHERS WHO MIGHT PURCHASE ITS SHARES FOR THE PURPOSE OF ACQUIRING INFORMATION WHICH MIGHT THEREAFTER BE USED AGAINST THE INTERESTS OF
      THE COMPANY . . . . [Emphasis added]

YENG SUE CHOW V. LEVI STRAUSS & CO., 122 Cal. Rptr. 816, 49 Cal. App.3d 315
(1975).

      Thus, the stock restrictions at issue are not in furtherance of a "plantation" mentality as Hugenberg alleges. Instead, an option to repurchase stock is a common arrangement in closely held corporations. These options are a well recognized and commonly approved method of permitting a corporation such as IRA to control its own destiny.

                                         3.

                  PRICING PROVISION OF STOCK AGREEMENT IS ENFORCEABLE

      Paragraph 4 of the Stock Agreement provides that the price to be paid to Hugenberg for his IRA stock shall be determined as follows:

      The Company shall, at least annually, advise
      Stockholder in writing of the value of the stock in the Company for the purpose of establishing the repurchase price of such stock, and it is specifically agreed that this value, as of the most recent date provided by the Company, shall be the repurchase price paid by the Company for Stockholder's shares upon their repurchase from Stockholder or Stockholder's estate.


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In accordance with these provisions, IRA notified its stockholders in 1990 of the price it would pay for IRA Class B stock to be repurchased. IRA tendered Hugenberg a price for his stock set in accordance with the written notification.

      Hugenberg apparently wants to attack the validity of the pricing provision because it does not specify that he shall be paid a price set by "any known or customary method of valuation of securities." Counterclaim PARA 8. The fact that the corporation annually sets the repurchase price does not impair the effectiveness of the Stock Agreement. After all, Hugenberg was a mature, intelligent adult when he accorded IRA the right to set the price by signing the Stock Agreement.

      In KREBS v. MCDONALD, SUPRA, at 89, a stock agreement provided that the option price was to be set by the stockholders at a special annual meeting. The price placed on the stock in question was less than half the value placed on the stock for inheritance tax purposes. When the widow of the stockholder refused to sell stock back to the corporation for the set price, the other stockholder brought an action to compel her to comply with the stock agreement.

      KREBS explained that repurchase options were frequently encountered in the context of closely held corporations, and noted, with respect to the option provision it was examining, that:

      . . . the criteria for evaluating the stock are so broad in their implications that we conclude they amounted to a carte blanche grant of power to the shareholders to set the valuation at whatever they

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      considered reasonable so long as they acted in
      good faith. ID. at 90.

Also, in the Court's view, the price set by the purchasing stockholders did not "sensitively" reflect the stock's actual value. Nevertheless, the Court concluded that it was not inequitable to enforce the option's pricing provision since the widow's husband was one of the architects of the pricing provision and had known of the price which was set even though he did not attend the meeting at which it was set.

      KREBS relied on the often-quoted case of NEW ENGLAND TRUST CO. v. ABBOTT, 162 Mass. 148, 38 N.E. 432 (1894). NEW ENGLAND TRUST examined a by-law provision which provided that, on a stockholder's death, the corporation had an option to purchase the deceased stockholder's stock at a price set by an appraisal of the directors. A stockholder's executor challenged the by-law. The Court found nothing to invalidate the by-law and specifically upheld the power the stockholders granted the directors to appraise the stock. After stating that the repurchase option did not contravene public policy, the Court held, with respect to the directors' power to appraise the stock, that:

      [I]t is settled that one may agree to sell his property at a price to be determined by another, and that he will be bound by the price so fixed, even though the party establishing it was interested;
      provided the interest was known, and no objection was made by the parties, and no fraud or bad faith is shown. ID. at 434.

      KRAUS V. KUECHLER, 300 Mass App. 346, 15 N.E.2d 207 (1938) cited and reaffirmed the rule of NEW ENGLAND TRUST that

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the repurchase option price may be set by an interested party. In KRAUS, the corporation's bylaws provided that a deceased stockholder's stock automatically became the property of the corporation "by paying to the estate of the deceased a sum agreed upon by the remaining stockholders." ID. at 208. The opinion held that stockholders may bind themselves to "such a regulation by mutual agreement and estop themselves and their representatives to deny its validity." ID. at 209. KRAUS concluded this holding by quoting the language of NEW ENGLAND TRUST cited in the preceding paragraph that a party may bind himself to take a price for his stock set by a third party even though that party is interested in the transaction. ID.

      The principle of allowing an interested person to set the option price was also confirmed in FIRST NATIONAL BANK OF MONTCLAIR v. COLDWELL, 140 N.Y.S.2d 142 (1955), AFFIRMED 286 App. Div. 1079, 145 N.Y.S.2d 674 (1956),
AFFIRMED 1 N.Y.2d 726, 151 N.Y.S.2d 935, 134 N.E.2d 683 (1956). In COLDWELL,
a deceased stockholder agreed for his estate to sell his stock to the corporation at book value as that value was fixed by the corporation. The agreement "further provided that the determination of book value by the board of directors [was] final." ID. at 143. The plaintiff, the deceased shareholder's executor, alleged that the board failed to properly determine book value. The Court denied the plaintiff's right to challenge the board's determination, by holding:

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      First, the board of directors was given the sole
      right and authority to fix and determine the book value of the stock; SECOND, THE BOARD OF
      DIRECTORS DID FIX THE VALUE IN ACCORDANCE WITH
      PAST ESTABLISHED PRACTICES AND UPON THE SAME
      BASIS WHICH IT HAD CONSISTENTLY USED IN ALL
      PREVIOUS INSTANCES OF VALUATING AND FIXING THE
      BOOK VALUE OF ITS STOCK. It was established that the determination made was the highest value ever placed by the board of directors as the book value of its corporate stock. Third, the specific and unequivocal language of the agreement provides that the determination of book value by said board of directors shall be final and binding upon all. (Emphasis added)

ID. at 145. The COLDWELL Court enforced the agreement as written.

      In the instant case, Hugenberg signed a contract which gave IRA the right to set the price to be paid under the repurchase option. Under the holdings of the cited cases, the enforceability of such a pricing provision has long been recognized. The arguments of Hugenberg are simply yet another attempt by him, to squirm out of a contract which he signed and from which he benefited for almost ten years.

                                         4.
                       ALLEGED INADEQUACY OF PRICE DOES NOT
                      PREVENT ENFORCEMENT OF STOCK AGREEMENT

     Hugenberg apparently believes that IRA is mistreating him if it does not tender to him his determination of "fair market value" for his stock. As the summary judgment evidence demonstrates, IRA is offering Hugenberg the book value of the stock as shown on the books at the end of the fiscal year plus that year's earnings which are added to the price offered as the

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year progresses, less any dividends. (Rhodes pp. 41, l. 19 42, l. 2, Eiland,
pp. 118, l. 20 - 119, l. 8 and Self, p. 142, ll. 14-20) Furthermore,
Hugenberg's concept of fair market value of the stock is also rather elusive since his experts have at least two opinions as to exactly what constitutes the value per share of the stock. Mr. Eiland thinks the fair market value is $52 per share (Eiland p. 115, l. 12), while Dr. Self thinks it should be $72 per share. (Self, p. 189, l. 5) The fact that Hugenberg's experts cannot agree on the price reveals why his approach is untenable. Hugenberg's approach requires the application of a panoply of subjective factors including: what companies are comparable to IRA; what discounts should be applied to the stock value; and what percentage the discounts should be. The use of these subjective factors would do nothing but foment controversy. On the other hand, IRA's approach provides an objective basis for valuation which has been and can be consistently applied. ALLEN v. BILTMORE TISSUE CORP., 2 N.Y.S.2d 534, 141 N.E.2d 812 (1957). Even Eiland admits that the current method of computation has "mathematical certainty." (Eiland, p. 121, ll. 5-11)

      In any case, by signing the agreement, Hugenberg has foreclosed the argument that he is entitled to anything other than the price set by the board. The cases are legion that stock agreements are enforceable between the parties and the fact that the terms of the agreement do not provide for the seller to

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receive some subjective version of "fair market value" is irrelevant. These cases recognize that there are many considerations to the enforcement of such agreements other than allowing the shareholder to gouge the corporation and its other shareholders.

      COLEMAN v. KETTERING, SUPRA, at 957 dealt with the argument that a stock agreement violated public policy because the option price was limited to book value. Noting that the Court could not find a Texas case on point, the Court examined numerous out of state cases and rejected any argument that the agreement violated public policy.

      Many cases from other jurisdictions are in accord with the holding of COLEMAN that a shareholder need not receive someone's concept of "fair market value" for his stock to make a repurchase option valid. one of the earliest cases addressing this question is NEW ENGLAND TRUST CO. v. ABBOTT, SUPRA, at
434. This case addressed whether specific performance of a stock agreement could be avoided because the price called for was inadequate. NEW ENGLAND
TRUST held that a party is bound by his agreement and the inadequacy or excessiveness of the price does not enter into the question unless the difference in price is ". . . so great as to lead to a reasonable conclusion of fraud, mistake, or concealment in the nature of fraud, and to render it plainly inequitable and against conscience that the contract should be enforced." ID. at 434. The Court enforced the con-

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tract as written. SEE ALSO, PALMER v. CHAMBERLIN, SUPRA, at 541. Clearly
WHERE, AS here, the stockholder is receiving a tremendous windfall ($66,000 vs. $725,000), equity compels enforcement.

      Perhaps the most often cited case for the proposition that "inadequacy" of price does not void a stock restriction is ALLEN v. BILTMORE TISSUE CORP., SUPRA. , at 813. The by-laws in ALLEN provided that the corporation had the option to purchase a deceased shareholder's stock for the amount received by the corporation for the stock. ID. at 813. The executor of a deceased shareholder challenged the by-laws as an unreasonable restraint on alienation. Allen examined an opinion from a lower court invalidating the by-laws because of the "unfairness" of the option price. In ALLEN'S view, the lower court's approach was unsupportable. Adopting the lower court's approach would, prompt litigation if the price contained in the by-laws were other than "a recognized and easily assertainable fair market value." ID. at 816. This would destroy the social utility of such options and render all repurchase options inoperative since they must operate in the future and have some provision to determine the option price at that future date. ID. Closely held corporations simply do not lend themselves to a ready determination of market value and must depend on some mechanism to set the price for stock repurchase. ALLEN concluded:

      In sum, then, THE VALIDITY OF THE RESTRICTION ON
      TRANSFER DOES NOT REST ON ANY ABSTRACT NOTION OF
      INTRINSIC FAIRNESS OF PRICE. TO BE INVALID, MORE
      THAN MERE DISPARITY BETWEEN

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      OPTION PRICE AND CURRENT VALUE OF THE STOCK MUST
      BE SHOWN. Since the parties have in effect agreed on a price formula which united them, and provision is made freeing the stock for outside sale should the corporation not make, or provide for, the purchase, the restriction is reasonable and valid. ID. at 817. [Emphasis Added]

      The rule from ALLEN has been cited frequently in jurisdictions throughout the nation. EVANGELISTA V. HOLLAND, 537 N.E.2d 589, 593 (Mass.
App. Ct. 1989) [upholding stock option price of $75,000 when stock allegedly was worth $191,000]; KANAWHA-ROONE LANDS, INC. V. BURFORD, 359 S.E.2d 618, 621 (W.Va. 1987) [upheld set stock option price even though allegedly stock was much more valuable because of appreciation of assets]; CONCORD AUTO AUCTION, INC. V. RUSTIN, 627 F.Supp. 1526, 1531 (D. Mass. 1986) [upheld stock option price allegedly lower than market value of stock]; RENBERG V. ZARROW, 667 P.2d
465, 470 (Okla. 1983) [upheld stock option price allegedly much lower than present book value of stock]; ROWLAND V. ROWLAND, 633 P.2d 599, 607 (Idaho
1981) [upheld option price of book value in face of allegation that book value, as set by directors, was much lower than fair market value]; GINTER V. PALMER
& CO., 39 Colo. App. 221, 566 P.2d 1358, 1360-61 (1977), rev'd on other grounds
196 Colo. 203; 585 P.2d 583 (1978) [upheld book value set for stock option price of $1.91 in face of allegations that stock had a value of $120 per share]; YENG SUE CHOW V. LEVI STRAUSS & CO., 122 Cal. Rptr. 816, 49 Cal.
App.3d 315 (1975) [upheld option price set at book value even though stock greatly increased in

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value when it began to publicly trade]; MARTIN V. GRAYBAR ELECTRIC CO., 285
F.2d 619, 625 (7th Cir. 1961) [upheld option price set at price stock issued by corporation in face of allegation that market value was much higher].

      The reasons given for upholding option prices which allegedly do not reflect fair market value are that courts should not intervene and rewrite contracts for persons who are trying to avoid obligations that they no longer like. ESTATE OF MATHER, 410 Pa. 361, 189 A.2d 586 (1963) [Upholding $1 option price for stock allegedly worth $1,000 per share.] Such restrictions also serve the purpose of permitting the corporation to set a price which it can pay and thus, enable it to carry out the very purpose of such stock agreement. ROWLAND, 633 P.2d at 607. A company's right to set a price which will not bankrupt it was explained in ESTATE OF MELLER V. ADOLF MELLER CO., 554 A.2d 648 (R.I. 1989):

      As our holding in Greenwald suggests, we do not second-guess the parties concerning the adequacy or inadequacy of the consideration they have named in an unequivocal or unambiguous stock-redemption agreement.
      THERE ARE MANY MOTIVATIONS FOR ENTERING
      INTO A STOCK REDEMPTION AGREEMENT. AMONG
      THESE MOTIVATIONS MAY BE THE DESIRE THAT A
      BUSINESS SHOULD CONTINUE WITHOUT BEING
      FORCED TO PAY OUT INSUPPORTABLE SUMS OF
      MONEY UPON THE DEATH OF A KEY SHAREHOLDER,
      WHETHER MAJORITY OR MINORITY. THE DESIRE TO
      GIVE ADEQUATE CONSIDERATION TO A DECEASED
      SHAREHOLDER OR PARTNER MAY BE ONLY ONE OF
      THE MOTIVATIONS THAT THE PARTIES HAD IN MIND
      AT THE TIME OF THE EXECUTION OF THEIR
      AGREEMENT. IT IS NOT THE FUNCTION OF THE
      COURT TO REWRITE A CONTRACT ACCORDING TO ITS
      NOTIONS OF FAIRNESS. WE BELIEVE THAT THE
      TRIAL JUSTICE WAS CORRECT IN GRANTING THE
      MOTION FOR ENTRY OF JUDGMENT OF SPECIFIC
      PERFORMANCE.

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ID. at 653 [Emphasis Added].

Other valid considerations for setting a value which the corporation can pay include (1) the ability of the surviving shareholders to pay the purchase price; (2) maintenance of the option price at a level which would be attractive enough to the survivors to exercise their option; and (3) provision of a market for the shares. RENBERG, SUPRA, at 470.

      A case which emphasizes, in the strongest terms, the right of a corporation to set a price which will not bankrupt it and which will carry out the goal of preserving employee ownership, is FOLTZ V. U.S. NEWS & WORLD REPORT, INC., 865 F.2d 364 (D.C. Cir. 1989) FOLTZ dealt with a cause of action brought under ERISA. Several ex-employees claimed that the appraisal procedure utilized to value their stock upon repurchase greatly undervalued it. The Court repeatedly emphasized that the main purpose for the arrangement set out in the stock option plan was "to perpetuate employees' ownership and control." ID. at 369. In light of this policy, the Court upheld the valuation even though the departing employees sold their stock for $65 to $470 a share and the same shares sold shortly thereafter for $2,842. When the ex-employee contended that valuation techniques should be used which would estimate a value of stock which would normally be realized if the company were sold, the Court noted: ". . . while obviously evaluation on the basis of a hypothetical sale could co-exist with employee ownership, IT WOULD CREATE

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LIQUIDITY PROBLEMS THAT WOULD JEOPARDIZE THAT PURPOSE." ID. at
373.

      IRA has a right to set a repurchase price which carries out the purpose for which it began selling stock to its agents and employees. IRA has set a price which it can live with and which will perpetuate agent and employee ownership of the corporation. Simply because this price does not meet Hugenberg's expectations of fair market value is irrelevant. His valuation works contrary to the very policy for which IRA offered him stock. Not only would Hugenberg's valuation quickly bankrupt the company, it ignores the expressed concern of the company and its founder that IRA be able to place a value on its stock that would permit it to exercise the option and maintain ownership among its agents. Instead of recognizing that he is bound by the simple and straightforward document he signed, Hugenberg wants to look only to his own selfish purposes and extort the highest price possible for his stock.

                                         5.

                          HUGENBERG HAS NO DEFENSE OF BREACH
                       OF FIDUCIARY DUTY OR LACK OF GOOD FAITH
                    BECAUSE OF THE PRICE SET BY IRA FOR EXERCISE
                              OF THE REPURCHASE OPTION

      Hugenberg would have this Court believe that IRA treated him so shabbily by the price it set for his stock that the actions of IRA constitute a lack of good faith or breach of fiduciary duty. Instead, of discussing this allegation in the section of the brief dealing with his counterclaim, IRA will dis-

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cuss it at this point since it illustrates that the Stock Agreement is enforceable as written. As will be shown below, even if the price set by IRA was viewed through the prism of good faith, the evidence demonstrates Hugenberg has no cause of action because IRA offered him an appropriate price for his stock. However, irrespective of the amount offered to him, any allegations regarding a lack of good faith or breach of fiduciary duty by IRA are illusory.

      First, it is difficult to imagine exactly where the perceived duty toward Hugenberg had its origin. He signed an agreement granting IRA the right to purchase his Class B shares at a price set by IRA.(1) How Hugenberg can argue that the corporation did not have the right to exercise the very right he awarded to it in the Stock Agreement is not made known in his pleadings. This argument is similar to one raised by an ex-employee in KEATING V. BBDO INTERNATIONAL, INC., 438 F.Supp. 676 (S.D.N.Y. 1977). In KEATING, an ex-employee whose employment was terminable at will complained that his company fired him and demanded return of his stock while plans were afoot to take the corporation public. Because this action caused him "economic harm", the ex-employee argued that the company owed him a duty not to demand his stock back even though he was properly terminated. ID. at

___________________
(1) Hugenberg alleges that certain facts were misrepresented to him regarding the agreement. However, a later portion of this brief will demonstrate that Hugenberg's claims in this regard are baseless.


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682. KEATING disposed of this contention with the following remarks:

      In other words, the corporation owed plaintiff
      some sort of fiduciary duty not to exercise the
      option as explicitly set forth in the
      stockholder's agreement because it would be
      injurious to him. The fallacy of this proposition
      is immediately apparent . . . . ID.

SEE ALSO, JENKINS V. HAWORTH, 572 F. Supp. 591, 601 (W.D. Mich. 1983), [Cannot use fiduciary duty as pretext to avoid clear contractual duty.] RENBERG V. ZARROW, SUPRA, at 471 [Court will not rewrite agreement so parties may avoid an improvident agreement.]

KEATING, JENKINS and RENBERG mandate that the parties are bound by the price they agreed to irrespective of whether it is fair market value or not and demonstrate the simple concept that parties are bound by the language of their agreements. Thus, Hugenberg should not be permitted to argue that there was some duty on the part of IRA, the existence of which is negated by the words of the very document he signed.

      There is no unfairness for several additional reasons. To briefly summarize the evidence, all Class B shareholders signed a Stock Agreement containing the same terms and provisions as the Stock Agreement in this case. There are only 25 shares of Class A IRA stock issued and outstanding and all of the Class A shareholders also own Class B stock. The Class A shareholders' Class B stock is subject to the strictures of the Stock Agreement. Annually, IRA sets the price which it will pay during the coming year for Class B stock. IRA set this price to reflect

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book value plus the prior year's earnings less dividends. The prior year earnings are included by dividing the earnings by twelve and adding 1/12 of the earnings to the stock price each month. Each Class B shareholder, including those Class A shareholders who also own Class B stock, who sold his stock back to the corporation, received the price set in this fashion. This includes the founder of IRA who presumably was the origin of the nefarious "Control Group" which haunts Hugenberg's thoughts. It also includes each member of the board who has had responsibility to set the price to be paid for IRA stock. Even Hugenberg admitted that he did not know of a single instance where a Class B shareholder received disparate treatment. Also, as noted previously, Hugenberg received some $725,000 for stock for which he paid only $66,000. These facts conclusively demonstrate Hugenberg has not been ill treated.

      These facts also demonstrate the fairness of the manner by which the option price is set. First of all, the price is not set for each individual sale. Instead a price is set yearly which applies to all sales of Class B stock made during that year. One aspect of fairness in analyzing the pricing provision of a stock repurchase option is whether there is "mutuality of risk." EVANGELISTA V. HOLLAND, SUPRA at 592-593; RENBERG V. ZARROW, SUPRA at
470. This concept is usually addressed in the context of cases where the stock agreement provides a set price or a formula such as book value determines the price. ID.

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However, the concept is that such agreements are fair because parties do not know when or if the agreement will be exercised and a party cannot predict if they will profit or lose from the price they set. There is no incentive to set an excessively low price because the parties setting the price may be cutting their own throats. In this case, the parties setting the price for repurchase, the members of IRA's Board of Directors, are also subject to risk from the price they set. Thus, there is no incentive, as Hugenberg suggests, for them to set a low price. The Board members may retire, die or be terminated as agents during any year and have to accept the price set for Class B stock, and this in fact has occurred on numerous occasions, with the departing Board members or their estates receiving the price set just like the price for Hugenberg's stock was set. Thus, any motive which Hugenberg suggests for allegedly low-balling the repurchase option price is non-existent.

      The absence of a breach of fiduciary duty or bad faith is shown even more strongly because there is no evidence that IRA manipulated the option price. Absent fraudulent inducement in entering the agreement, the most pervasive test for the fairness of an option is its uniform application. As noted in CONCORD AUTO AUCTION, INC. V. RUSTIN, 627 F. Supp. 1526, 1531 (D. Mass. 1986):

      . . . 'fairness' and 'good faith' in a closely held corporation generally means that each stockholder must have an equal opportunity to sell his or her shares to the corporation for an equal price.

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That is how IRA operates its option. Each stockholder of the company may sell his or her stock to the corporation for an identical price. There has never been a deviation from this policy, no matter who the seller was.

      Thus, the evidence in this case reveals as a matter of law that there is no breach of fiduciary duty or lack of good faith. The terms of this agreement are clear. IRA has applied the terms of the agreement uniformly and those making the price determination have no incentive to create an artifically low value for the stock. In fact, the only breach of fiduciary duty which could arise in this case would be if IRA granted the special dispensation Hugenberg demands and gave him an unfairly high price for his stock, thus, arguably breaching its duty to the other shareholders.

                                         6.

                            IRA HAS SET A REASONABLE PRICE
                       FOR THE EXERCISE OF ITS REPURCHASE OPTION

      If this Court has to reach the issue of the fairness of the price set by IRA to exercise its repurchase option, the evidence shows as a matter of law that the set price is fair and reasonable. To briefly reiterate, the practice followed in setting the price is to take the price at the end of IRA's fiscal year and add that fiscal year's earnings per share (less each dividend, if any) to it incrementally, approximately one-twelfth per month for the next twelve months. For example, if the price set for the stock on September 30, 1985, was $10 and the earnings

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per share for that fiscal year were $2.40, then the stock price would increase at the rate of $.20 per month for the next twelve months. (Smith Affidavit #2, pg. 4) For the past several years, this price has closely approximated the book value of the stock with a one-year lag. The reason the one year lag is placed on the stock is to ensure that the company is protected from any financial reversals which might arise during the year.

      The method of valuation utilized by the company is not unfair, "arbitrary and capricious," or a breach of duty either real or imagined. As noted previously, the books are full of cases which permit repurchase options with the price to be set at book value; some percentage of book value; what the person paid for the stock irrespective of book value; or a set price irrespective of the stock's present book value. KANAWHA-ROONE LANDS, INC. V. BURFORD, SUPRA at 620-621; ROWLAND V. ROWLAND, SUPRA at 606-607; MARTIN V. GRAYBAR ELECTRIC CO., SUPRA at 624-625; STATE EX REL HOWETH V. DAVIDSON, SUPRA at 730.

      Perhaps the strongest evidence of what Texas considers to be a fair price comes from Art. 21.07 of the Texas Insurance Code. This Article deals with who may own stock in an insurance agency. One criteria for stock ownership is that a stockholder must maintain an insurance license. Art.
21.07 Section 2(d)(3)(C) in part provides:

      Should such an unlicensed person acquire shares in a corporation and not dispose of them within a period of 90 days to a licensed agent, then they must be purchased by the corporation for THEIR
      BOOK VALUE, that is, the value of said shares of stock as reflected by the regular books and records

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      of said corporation, AS OF THE DATE OF THE
      ACQUISITION OF SAID SHARES BY SAID UNLICENSED
      PERSON. Should the corporation fail or refuse to so purchase such shares, its license shall be cancelled. [Emphasis added]

Thus, the very statute governing who may own stock in a corporation such as IRA provides for use of "book value" in pricing the stock for repurchase. As established by the certificate from the Texas Insurance Board, which is Exhibit A to Schumacher's Affidavit, Hugenberg's Texas insurance license was cancelled on February 20, 1991. Thus, if he were to be considered an IRA shareholder, today, IRA would have until May 21, 1991 to repurchase his stock for its book value AT THE TIME HE PURCHASED IT or face the loss of its Texas agency license, which would put it out of business. Book value at the time of Hugenberg's purchase of IRA Class B stock was considerably less than the $535,000 he has been paid. If he wants to repudiate his obligation under the Stock Agreement, then we will be happy to pay him the price provided for in the Texas Insurance Code.

      Finally, even if a person ignored the overwhelming weight of authority which validates IRA's actions, Hugenberg cannot even sustain a "taint fair" argument. He bought Class B stock at a fraction of what IRA paid him for it. He received dividends of three times what he paid for the stock. Salary, bonuses, and fringe benefits generously compensated him for his service to USPA and IRA. During his last full year with IRA, Hugenberg received $222,993 in compensation. (Dast aff'd.) Yet

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now he claims mistreatment because he is not being compensated for his efforts which caused the stock to increase in price. (WCH, Vol. II, pp. 96, l. 5 through 98, l. 5) Hugenberg's argument is a repeat of an argument rejected by the court in STATE EX REL HOWETH V. DAVIDSON, SUPRA at 730. In HOWETH, the plaintiff cried that forcing him to sell his stock at 50% of book value was a "harsh forfeiture." The Court responded:

      Howeth was allowed to buy stock in 1965 AS A
      FRINGE BENEFIT TO ENCOURAGE PARTICIPATION IN THE
      CORPORATE AFFAIRS. He paid less than one-half of book value for that stock, a total of $15,000. At that time, Howeth signed the repurchase agreement whereby the corporation could buy back the stock at 50% of book value (or up to 100% if the corporation so approved) in the event of termination of his employment. Five years later the corporation exercised its option upon Howeth's termination as an employee at one-half of book value, which is $43,473.30. That is an increase of $28,473.30 over what he paid for it.

      HOWETH'S FORFEITURE ARGUMENT IS PREMISED UPON HIS
      ASSERTION THAT HIS EFFORTS GREATLY CONTRIBUTED TO
      THE INCREASE IN THE BOOK VALUE OF THE DAVIDSON
      COMPANY STOCK. THE RECORD INDICATES THAT OVER THE
      YEARS HOWETH WAS WELL COMPENSATED FOR HIS
      EFFORTS. OFTEN TIMES THIS WAS IN THE FORM OF
      COMMISSIONS DIRECTLY RESULTING FROM A PERCENTAGE OF
      HIS SALES IN ADDITION TO HIS REGULAR SALARY. ADDITIONALLY
      THE SUBSTANTIAL GAIN IN THE BOOK VALUE OF HIS
      STOCK UNDER THE REPURCHASE AGREEMENT REWARDED HIS
      EFFORTS. UNDER SUCH CIRCUMSTANCES NO HARSH
      FORFEITURE IS INVOLVED. [Emphasis Added]

This Court may simply substitute Hugenberg's name in this quotation.

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                                          D.

                               HUGENBERG'S COUNTERCLAIM

      This section of the brief will address the reasons why a summary judgment should be rendered on Hugenberg's Counterclaim.

                                         1.

                            HUGENBERG HAS NO STANDING
                           TO BRING DERIVATIVE CLAIMS

      The Counterclaim makes numerous references to a "Control Group." According to Hugenberg, some of the holders of IRA's Class A voting stock in theory make up this "Control Group" and, according to the Counterclaim, dominate IRA for their personal benefit. The allegations against the "Control Group" are sheer fantasy. However, even if they were true, Hugenberg, individually, does not have standing to assert claims for wrongs to IRA allegedly done by the "Control Group."

      Hugenberg attempts to dress up his Counterclaim and give the impression that he was defrauded into signing the stock agreement or buying IRA stock because certain facts regarding the plans and actions of the "Control Group" were not revealed to him. In fact, these allegations rely on a complaint that Hugenberg does not like the manner in which IRA is operated, largely as a result of his not being elected to the board of directors. Paragraph 14 of his Counterclaim states:

      IRA also engaged in conduct resulting in the following material omissions:

      (a)  IRA completely failed and refused to inform
           Hugenberg and other Class B stock shareholders similarly situated that the Class B stock along with the corporation ITSELF WAS BEING

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           OPERATED SO UNFAIRLY FOR THE BENEFIT OF THE CONTROL
           GROUP TO THE DETRIMENT OF THE CLASS B STOCK SHAREHOLDERS;

      (b) failed to disclose that THE ACCOUNTING METHODS EMPLOYED BY IRA FAILED TO FAIRLY REFLECT THE VALUE OF THE
           CORPORATION AND ITS CLASS B STOCK BY FAILING TO ACCOUNT FOR THE AMOUNT OF RENEWALS THAT WOULD RESULT IN FUTURE
           REVENUES TO THE CORPORATION;

      (c) failed to disclose that the Control Group had no intention of allowing any reasonable market to develop for the Class B stock wherein fair value could be obtained therefor upon any attempt at sale; and

      (d) failed to disclose that THE CONTROL GROUP WOULD OPERATE IRA AND MANIPULATE THE CLASS B STOCK FOR ITS PERSONAL
           BENEFIT INCLUDING POTENTIAL MISAPPLICATION AND WASTE OF
           ASSETS.

[Emphasis Added]

      The simplest reason why Hugenberg has no cause of action is that he is no longer an IRA stockholder due to IRA's exercise of its rights under the Stock Agreement. A person who is no longer a stockholder has no standing to bring a derivative suit. ZAUBER V. MURRAY SAV. ASSN., 591 S.W.2d 932, 937-938 (Tex. Civ. App. -- Dallas 1979, writ ref'd n.r.e.) PER CURIAM 601 S.W.2d 940 (Tex. 1980).

      If Hugenberg were sincere in his allegations of corporate mismanagement, misappropriation of assets and breach of fiduciary duty, he would be in the position of the wrong party suing the wrong party. A corporation and not its individual shareholders owns the cause of action for injury to corporate property by the fraudulent, ultra vires, or negligent acts of its

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directors or majority stockholders. PRATT-HEWIT OIL CORP. V. HEWIT, 52 S.W.2d
64, 122 Tex. 38 (1932); GEARHART INDUSTRIES, INC. V. SMITH INTERNATIONAL, INC., 741 F.2d 707, 721 (5th Cir. 1984). This is the case even if the stockholder alleges that the misaction caused a reduction in the value of his stock. SCHOELLKOPF V. PLEDGER, 739 S.W.2d 914, 918 (Tex. App.--Dallas 1989, rev'd on other grounds, 762 S.W.2d 145 (Tex. 1988) PER CURIAM, opinion on remand 778 S.W.2d 897 (Tex. App.--Dallas 1989, writ denied) This rule is based on the fact that if the corporation recovers for an injury suffered, the stockholder will also be made whole in proportion to the amount of stock he owns. WINGATE V. HAJDIK, 795 S.W.2d 717, 719 (Tex. 1990) This rule also avoids the multiplicity of suits which would arise from giving each stockholder an individual cause of action. ID. If a stockholder wishes to bring a suit on behalf of the corporation, he may bring a derivative suit. However, to do so, a stockholder must follow the provisions of the Texas Business Corporation Act which provides the prerequisites for a derivative suit, which include pleading, with particularity, the stockholder's effort to have the board of directors bring suit or the reason for not making such an effort. Tex. Bus. Corp. Act Ann. Section 5.14; GEARHART INDUSTRIES, INC., SUPRA, at 722. Hugenberg simply cannot bring an action for mismanagement of the corporation in his individual capacity and he has no pleading showing his compliance with the statutory prerequisites to bring a derivative suit.

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      The proper defendant in a suit for mismanagement of a corporation is the mismanager. JOY V. NORTH TEXAS COMPRESS & WAREHOUSE CO., (Tex. Civ. App.--Fort Worth 1941, no writ). As phrased in his Counterclaim, Hugenberg is suing the corporation for the damage caused to it by the alleged misconduct of its employees. Such an approach would make the corporation pay for an injury which has been done to it.

      This Court should hold that Hugenberg individually has no standing to bring claims which are predicated on mismanagement of the corporation or breach of fiduciary duty by its controlling shareholders. Instead, he is attempting to assert causes of action which are not the proper subject of this suit.

                                         2.

                              ADMISSIONS OF HUGENBERG
                            RELATING TO HIS COUNTERCLAIM

      To properly understand why each cause of action alleged by Hugenberg is flawed, IRA will briefly summarize the admissions made by Hugenberg relating to the Counterclaim. Hugenberg could not testify as to who the members of the "Control Group" were on the various occasions when he bought his stock. (WCH Vol. II, pp. 76, l. 6 through p. 79, l. 5, 76-79) He acknowledged that all members of the alleged "Control Group" who ever bought Class B stock signed a Stock Agreement. (WCH Vol. II, p. 80, ll. 2-5) He acknowledged that when Class B stock is sold back to IRA the only reason that Class A shareholders, the "Control Group," receive a benefit is that they, just like the Class B share-

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holders, share equally with the Class B shareholders on liquidation and that they are a part of the company and the company receives a benefit. (WCH Vol. II, p. 90, ll. 3-5) If IRA were liquidated, the assets of IRA would be divided according to the number of shares owned by each stockholder. (WCH Vol. II, p. go, ll. 11-18) Members of the "Control Group" share on the same basis as other Class B shareholders upon liquidation. (WCH Vol. II, p. 91, ll. 16-25) Hugenberg knows of no member of the "Control Group" who has sold his stock and has received anything more for his stock than the price set by the company. (WCH Vol. II, p. 92, ll. 3-8) If members of the "Control Group" do not stick around until the revaluation of the stock which he contends MIGHT occur, they will not receive any more benefit than other Class B shareholders. (WCH Vol. II, p. 92, ll. 20-23) He knows of no occasion where a member of the "Control Group" purchased Class B stock from another shareholder. (WCH Vol. II, p. 93, ll. 1-4) He knows of no plans or prospects to sell IRA and trigger the revaluation he fears. (WCH, Vol. II, p. 92, ll. 4-23)

      His counterclaim alleges that activities of the "Control Group" were not disclosed. However, the only activity that he alleges was not disclosed was the method of valuation of IRA stock. Although he acknowledges that the price set for the Class B stock for repurchase was disclosed every year from 1981 forward and that the method of valuation being utilized was discernible from the annual reports, he claims that there was a fraudulent

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non-disclosure of this method. (WCI-I Vol. II, PP. 93, l. 15 through p. 94,
l. 1) He suggests that it is a fraudulent activity to represent that there is a relationship between value and price and to represent that the method of valuation of IRA stock is subject to review by the board of directors. (WCH Vol. II, p.94, l. 2-10) This is the extent of the fraudulent misrepresentations of which he is aware. (WCH Vol. II, p. 95, ll. 15-22) Hugenberg knew that both the Stock Agreement and the offering documents provided that the price of IRA Class B stock for repurchase would be set by the company. (WCH Vol. I, pp. 32, l.15 through 36, l.12) That the company, acting through its board, did set the price annually is evident from the annual reports which Hugenberg admits receiving and reading. Therefore, the allegation is patently without merit.

      Hugenberg's understanding of the reason Class B stock was sold was that it was not to raise money for the company, but to encourage ownership by those contributing to the company's success. (WCH Vol. II, p. 104, ll. 4-14) with respect to the allegation that "[t]he purpose of such low valuation (of Class B stock] is to enable the "Control Group" to receive the benefit of dividends on the Class B stock, while at the same time, knowing that they can repurchase such shares from all outstanding Class B shareholders at a low price while maintaining total control", Hugenberg admitted he had no knowledge of the "Control Group's" intentions. (WCH Vol. II, pp. 104, l. 15 through p. 105, l. 5)

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He does not even know who comprises the "Control Group."  The only way the
"Control Group" could benefit from the repurchase of Class B stock would be to revalue the stock and then sell it back to itself. (WCH Vol. II, p. 106, ll. 3-8) However, every member of the "Control Group" who has sold his stock back, did so at the price also being paid other Class B stockholders. (WCH Vol. II, p. 106, ll. 9-14) As noted above, Hugenberg knows of no plans to sell or offers to buy IRA by which the revaluation he fears might occur.

      The only misrepresentation upon which he bases his claims in Counterclaim Paragraph 13(c) is that he was not informed "on what authoritative basis" the method of valuing Class B stock was "derived." (WCH Vol. II, p.
107, ll. 7-15) He is not even sure what is meant by the allegation that plans of the "Control Group" were concealed from him. (WCH Vol. II, p. 107, ll. 16-19)

      With respect to the allegation that IRA would value a Class B shareholder's stock at a reasonable price on repurchase, all that Hugenberg relies on is the fact that the Stock Agreement says that the company will annually advise the stockholders of the "value" of the stock for purposes of setting a repurchase price. (WCH Vol. II, p. 108, l. 3 through p. 109, l. 5) From this phrase, Hugenberg claims that he believed that the price would be the function of his concept of "value."

      With respect to the counterclaim's allegations in Paragraph 14(d), his complaint is not that any misapplication or waste

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has occurred, but that the method of valuation creates a potential for it.
(WCH Vol. II, p. 111.,ll. 3-14) He knows of no evidence of any waste or misapplication. (WCH Vol. II, p. lll, ll. 17-25)

                                         3.

                   HUGENBERG HAS NO CAUSE OF ACTION FOR ARBITRARY
                      AND CAPRICIOUS VALUATION OF HIS STOCK

      Hugenberg alleges that IRA "engaged in false, fraudulent, malicious and grossly negligent conduct" by an "[a]rbitrary and capricious valuation of his shares of Class B stock at a ridiculously low price for the sole purpose of benefiting the control group." [Counterclaim Paragraph 13(a)] As pointed out above, IRA simply set a price for stock which it repurchased pursuant to the terms of the Stock Agreement. [This brief Sections C-3, 4 and 6] By complying with the contract, IRA fulfilled its duties to Hugenberg. As Hugenberg admitted, his claim that the "Control Group" has manipulated the stock price for its personal benefit is a delusion since the "Control Group" operates under the same strictures as other Class B shareholders.

                                         4.

                         HUGENBERG HAS NO CAUSE OF ACTION FOR
                    CANCELLATION OF HIS STOCK ON THE RECORDS OF IRA

      Hugenberg attempts to state a cause of action within the Counterclaim for cancellation of his stock on the records of IRA. [Counterclaim Paragraph 13(b)) IRA did cancel Hugenberg's stock. It had every right to do so. It tendered to him an appropriate amount



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under the Stock Agreement. When Hugenberg attempted to re-tender the payment,
IRA placed it into the Registry of the Court. There exists no cause of action for IRA properly complying with the provisions of the Stock Agreement.
[This Brief section C-5] Hugenberg is no longer a Texas licensed agent. Therefore, it would be illegal under the Texas Insurance Code for IRA to have him as a shareholder. (Schumacher Affidavit)

                                         5.

                   HUGENBERG HAS NO CAUSE OF ACTION FOR A REPRESENTATION
                     THAT IRA WOULD DEAL FAIRLY WITH HUGENBERG OR SET A
                        REASONABLE PRICE FOR REPURCHASE OF HIS SHARES

      Hugenberg claims that IRA made a false statement or omission to state with respect to the purchase and sale of Class B stock in that IRA represented it would deal fairly with him and value his shares at a reasonable price upon repurchase. [Counterclaim 13(c)] As noted above, IRA has both dealt fairly with Hugenberg and tendered a reasonable price for his stock. Even if it failed to do so, Hugenberg once again admits himself out of a cause of action.

      When asked what he was told about how the stock would be priced before he obtained his IRA stock, he admitted he had no conversation with anyone on this subject. (WCH Vol. I, p 50, ll 18-24) His counterclaim also acknowledges this fact. [Counterclaim Paragraph 9] When interrogated about how he reached the conclusion that the stock would be valued by means of good faith and fair dealing, the following exchange occurred:

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      Q.   Did someone in the company tell you anything in 1982,
           about how the stock was going to be valued?

      A.   Yes, I think they did.

      Q.   Who?

      A.   I think Mr. Rankin among others.

      Q.   And what did he say?

      A. I think the impression of good faith and fair dealing was created from the beginning.

      Q.   And upon what was that impression based, sir?

      A. Various conversations. I mean, it was just -- it was part of THE AURA of the company at that time.

      Q.   Well, can you be more specific?

      A.   NO, I REALLY CAN'T. I MEAN, IT WAS JUST MY -- MY SENSE
           OF WHAT WAS GOING ON AT THAT TIME.

[Emphasis added] (WCH Vol. I, p. 102, ll. 1-15)

      In order to have a cause of action for fraud, the party asserting the cause of action must at least allege a representation. TAYLOR PUBLISHING CO.
V. SYSTEMS MARKETING, INC., 686 S.W.2d 213, 219 (Tex. App.--Dallas 1984, writ ref'd n.r.e.) Hugenberg, by his own admission, cannot recall a representation upon which he bases his cause of action.

                                         6.

                       HUGENBERG HAS NO CAUSE OF ACTION RESULTING
                              FROM IRA'S ACCOUNTING METHODS

      Hugenberg alleged that IRA didn't disclose that its accounting methods "failed to fairly reflect" the value of IRA

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and its Class B stock because it did not account " ... for the amount of future renewals." Counterclaim PARA 14(b). As noted above, Hugenberg stated in writing that he knew from his first purchase of IRA stock that IRA stock was allegedly undervalued because it did not account for future renewals. (Plaintiff Exhibt 32, p. 5064).

      An element of fraud is reliance. BYNUM v. SIGNAL LIFE INSURANCE COMPANY, 522 S.W.2d 696, 700 (Tex. Civ. App. -- Dallas 1975, writ ref'd n.r.e.). "If a person to whom a false representations is made is aware of the truth, it is obvious that he is neither deceived or defrauded and, therefore, any loss he may sustain is not traceable to the representation but is self-inflicted." ID. By the same token, if a party is aware of the fact allegedly concealed from them, there is no cause of action for the fraudulent concealment of that fact. LYONS V. MONTGOMERY, 685 S.W.2d 390, 392 (Tex. App. -- San Antonio 1985, rev'd in part, affirmed in part 701 S.W.2d 641). Hugenberg knew from the very first instance that IRA did not include future revenue from renewals in its stock valuation and thus, there is no reliance to support his cause of action.

                                         7.

                        HUGENBERG HAS NO CAUSE OF ACTION THAT IRA
                         OMITTED TO DISCLOSE THAT A MARKET WOULD
                            NOT DEVELOP FOR IRA CLASS B STOCK

      Hugenberg makes the rather fantastic allegation that the "Control Group" failed to disclose that it had "no intention of

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allowing any reasonable market to develop for the Class B stock wherein fair value could be obtained therefor upon any attempt at sale." [Counterclaim
PARA 14(c)] In Section I, of this brief, IRA pointed out that each offering circular stated that no public market existed for this stock and it was unlikely that such a market would come into existence and that Hugenberg read and understood these portions of the offering documents. However, even more basic is how was it concealed from Hugenberg that no market was contemplated for this stock when he had to sign the Stock Agreement prior to purchasing the stock and the Stock Agreement clearly provides that a Class B shareholder cannot sell his stock to a third party without giving IRA an opportunity to exercise its option and repurchase the stock. Apparently, Hugenberg wants to predicate a cause of action on the failure of IRA to reveal that it would exercise the rights given it under the Stock Agreement.

      Even if there was a duty to speak, in order to have a cause of action for fraud, something must be concealed. ROWNTREE V. RICE, 426 S.W.2d 890, 892-93 (Tex. Civ. App.--San Antonio 1968, writ ref'd n.r.e.). SEE ALSO, LYONS
V. MONTGOMERY, SUPRA at 392. In view of the existence of the option provision and the repeated disclosures in the offering documents which Hugenberg admits receiving and reading, no such concealment existed.

      In addition, how IRA would allow a market to develop for its Class B stock is a mystery. Stock of an insurance agency

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such as IRA cannot be owned by anyone other than an insurance agent licensed in the state of Texas. Tex. Ins. Code art. 21.07. Even Hugenberg's expert witnesses acknowledge that such a pool of purchasers is insufficient to create a market for a stock. (Eiland p. 105, ll. 7-9, p. 108, ll. 1-14; Self, p. 126, ll. 10-19).

                                         8.

                      HUGENBERG HAS NO CAUSE OF ACTION THAT THE
                    CONTROL GROUP MANIPULATED IRA FOR ITS BENEFIT
                 OR CONSPIRED TO SUPPRESS OTHER CLASS B SHAREHOLDERS

      Hugenberg wants this Court to believe that there is a grand conspiracy of Class A shareholders, what he terms the "Control Group," to manipulate IRA for their own selfish benefit. [Counterclaim PARA 15] He also alleges that the corporation failed to disclose that it was being manipulated for the benefit of Class A shareholders and that the Class A shareholders would operate IRA for their own personal benefit. [Counterclaim PARA 14 a and d] The only problem with these theories is that he does not seem to know who has committed these allegedly evil acts or exactly what they have done. The most fatal flaw is that the scheme allegedly instituted by the Class A shareholders does not exist.

      With respect to the alleged conspiracy, he has no knowledge of when it came into being. (WCH Vol. II, p. 112, ll. 1-22) He does not know the names of the active members of any such conspiracy. (WCH Vol. II, p. 112, l. 23 through p. 113, l. 9)

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All that he can recall that was done in furtherance of the alleged conspiracy was that a member of the board of directors denied that points Hugenberg made about valuation of stock held any credence and constituted an attempt to mislead him from obtaining accurate information on IRA stock valuation. (WCH Vol. II, p. 114, l. 1 through p. 116, l. 16)

      The elements of a civil conspiracy were outlined in MASSEY V. ARMCO STEEL COMPANY, 652 S.W.2d 932, 934 (Tex. 1983) as follows:

      [A]n actionable civil conspiracy is a combination by two or more persons to accomplish an unlawful purpose or to accomplish a lawful purpose by unlawful means . . . The essential elements are: (1) two or more persons;
      (2) an object to be accomplished; (3) a meeting of the minds on the object or course of action; (4) one or more unlawful, overt acts; and (5) damages as the proximate result.

"[T]he gist of a civil conspiracy is the damage resulting from commission of a wrong which injures another, and not the conspiracy itself." SCHLUMBERGER WELL SURVEYING CORP. V. DARTEX OIL & GAS CORP., 435 S.W.2d 654, 856 (Tex.
1968); ADOLOPH COORS CO. V. RODRIGUEZ, 780 S.W.2d 477, 487 (Tex. App.--Corpus Christi 1989, writ denied) A summary judgment may be granted finding the evidence lacking as a matter of law to support the existence of a conspiracy. WHITAKER V. HUFFAKER, 790 S.W.2d 761, 764-66 (Tex. App.--El Paso 1990, writ denied); FROST NATL. BANK V. MATTHEWS, 713 S.W.2d 365, 369-70 (Tex. App.--Texarkana 1986, writ ref'd n.r.e.).

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      A conspiracy may be proven by circumstantial evidence. BOHN V.
TRAVELERS INDEM. Co., 604 S.W.2d 327, 329 (Tex. Civ. App.--Texarkana 1980, no writ). However, the fact that a conspiracy may be proven by circumstantial evidence is not a call to create conspiracies out of whole cloth. "[D]isconnected circumstances, any one of which or all of which are as consistent with a lawful purpose as they are with an unlawful undertaking, are insufficient to establish a conspiracy." ID. Also, the essence of a conspiracy is that there must be some wrongful goal or act. VAQUERO PETROLEUM CO. V. SIMMONS, 636 S.W.2d 762, 769 (Tex. App.--Corpus Christi 1982, no writ).

      The evidence in this case reveals no improper purpose or unlawful means to support a conspiracy or any selfish misdeeds by the "Control Group." The board of directors is acting under the clear terms of the Stock Agreement. They are acting to carry out a legitimate purpose to preserve the composition of shareholders of IRA. In the face of these facts comes the allegations of Hugenberg regarding a conspiracy. Of course, he does not know who participated in it or when it started. The only overt acts which he alleges occurred are that personnel of IRA disagreed with him about his conclusions on stock valuation, a topic upon which he acknowledges a lack of expertise. Hugenberg pursues the existence of a conspiracy even though the very persons who allegedly created the conspiracy acted in a way directly contrary to the interests which they would be implementing by this

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conspiracy. The alleged members of the conspiracy have sold their Class B stock back at the same price set for all other Class B stockholders. In the face of this fact, Hugenberg and his experts say that there is a POTENTIAL for mistreatment. They know of no evidence that anyone at IRA has thought of this potential or attempted to implement it and the bylaws and articles of incorporation of IRA are designed to prevent the very circumstance Hugenberg fears. (Coder Aff'd, Exhibit B, pp. 000014 and 000014A, and Exhibit C., p. 000022).

                                         9.

                           HUGENBERG HAS NO CAUSE OF ACTION
                           FOR BREACH OF THE STOCK AGREEMENT

      Hugenberg alleges a cause of action for breach of the Stock Agreement. [Counterclaim Paragraph 16] To support this cause of action he relies on the way IRA set the repurchase price for Class B stock. (WCH Vol. II, p. 117, ll. 10-24) As noted above, the manner in which IRA set the repurchase price of the stock was within the powers given it under the unambiguous provisions of the Stock Agreement as well as Texas corporate law and case law in this and other states. Hugenberg has no cause of action.

                                         IV.
                                     CONCLUSION

      IRA has faced massive expense in the process of attempting to enforce a simple written agreement signed by Hugenberg and under which he operated and greatly benefited for almost ten

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years. When it came time for Hugenberg to hold up his end of the bargain he had struck which permitted him him to buy and profit greatly from his Class B stock, he refused to comply, forcing IRA to file a simple suit to enforce its rights. In answer to this simple suit, Hugenberg sought to further increase the burden on IRA by filing a counterclaim replete with allegations which Hugenberg admits have no basis in fact and by obtaining additional time within which to conduct extensive, needless and expensive discovery. This Court should put an end to the bleeding and grant IRA the summary judgment which it requests.

      To briefly summarize why a summary judgment is appropriate, the Stock Agreement has an option providing that it may repurchase Class B shareholder's stock when that person ceases to be an agent of IRA. Such repurchase options are long recognized by statute and case law in Texas. These options carry out purposes which are recognized as a proper exercise by a corporation of its right to determine its own destiny. The pricing provision which permitted IRA to set the repurchase price for the stock is enforceable and simply because it does not meet Hugenberg's subjective concept of fair market value this does not in any way impair the option's enforceability. Finally, even if the Court were to examine the fairness of the price set by IRA, the evidence shows that the price is appropriate and more than fair.

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      In an attempt to avoid the enforcement of the option, Hugenberg attempts to create the impression of fraud, conspiracy, and breach of fiduciary duty. However, when examined closely, the evidence reveals that these causes of action are merely wishful thinking on the part of Hugenberg and his counsel.
He does not even have standing to bring many of the claims upon which he bases his counterclaim. For those which he may arguably have standing, Hugenberg either ratified the Stock Agreement so that no cause of action exists any longer, or he is estopped to deny the enforceability of the Stock Agreement. When the merits of his counterclaims are examined, they reveal that the mispresentations upon which he relies are illusory and that there is no evidence that management has operated IRA contrary to the best interests of anyone.

                                               Respectfully submitted,

                                               LAW, SNAKARD & GAMBILL


                                               By: /s/ Robert F. Watson
                                                   --------------------
                                                   Robert F. Watson
                                                   State Bar No. 20961200

                                               By: /s/ Dabney D. Bassel
                                                   --------------------
                                                   Dabney D. Bassel
                                                   State Bar No. 01890300

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                                               3200 Team Bank Building
                                               500 Throckmorton Street
                                               Fort Worth, Texas 76102
                                               (817)335-7373
                                               FAX (817) 332-7473

                                               ATTORNEYS FOR PLAINTIFF
                                               INDEPENDENT RESEARCH AGENCY FOR
                                               LIFE INSURANCE, INC.


                             CERTIFICATE OF SERVICE

        This is to certify that a true, and correct copy of the foregoing document has been mailed by hand delivery certified mail, return receipt requested to Khent H. Rowton, WRIGHT & ROWTON, P.O. Box 190930, Dallas, Texas 75219, on this the 3rd day of April, 1991.

                                               /s/ Dabney D. Bassel
                                                   --------------------

DDB/rn#W(10)
BRIEF/BRIEF36



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